UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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CDK Global, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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# 2019 PROXY STATEMENT

and Notice of Annual Meeting of Stockholders

*Enabling End-To-End Automotive Commerce*

CDKGlobal.

NOTICE OF 2019 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

November 21, 2019	9:00 a.m. central time	www.virtualshareholdermeeting.com/ CDK2019

Notice is hereby given that the 2019 Virtual Annual Meeting of Stockholders of CDK Global, Inc. (the “Company,” “CDK Global,” “us,” “our” or “we”), will be held on November 21, 2019 at 9:00 a.m. central time at www.virtualshareholdermeeting.com/ CDK2019 (the “Annual Meeting”). This Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders. There will be no physical location for stockholders to attend.

The items of business are:

1.	Election of nine nominees named in the proxy statement as directors, each for a term of one year;
2.	An advisory vote to approve compensation of our named executive officers; and
3.	Ratification of the appointment of our independent registered public accountants.

All stockholders of record of our common stock at the close of business on September 23, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

October 10, 2019
Hoffman Estates, Illinois

Lee J. Brunz
Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING

SEC rules permit companies to furnish proxy materials to their stockholders over the internet. This expedites stockholders’ receipt of proxy materials, lowers annual meeting costs and conserves natural resources. We are therefore mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and (if desired) obtain a paper copy of our proxy materials. This Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about October 10, 2019.

YOUR VOTE IS IMPORTANT

Your vote is important, and we urge you to vote as promptly as possible by using the internet, by telephone, or by signing, dating and returning the proxy card mailed to you if you received a paper copy of this proxy statement.

4	VOTING MATTERS
5	PROPOSAL 1: ELECTION OF DIRECTORS
6	Director Nominees
11	Majority Voting Standard
11	BOARD COMPOSITION AND REFRESHMENT
11	Director Selection and Board Membership Criteria
11	Board and Committee Self-Assessments
12	Director Orientation and Continuing Education
12	BOARD AND COMMITTEE GOVERNANCE
12	Best Practices
13	The Board’s Role in Strategy Oversight
13	The Board’s Role in Risk Oversight
14	Board Leadership Structure
14	Board Independence
14	Corporate Governance Guidelines and Committee Charters
14	Board Committees
17	Board and Committee Meeting Attendance
17	Executive Sessions
17	Outside Advisors
17	Stockholder Communications
18	Code of Business Conduct and Ethics
19	Corporate Hotline
19	CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
20	COMPENSATION OF NON-EMPLOYEE DIRECTORS
23	COMPENSATION OF NAMED EXECUTIVE OFFICERS
23	Proposal 2: Advisory Vote to Approve Compensation of Named Executive Officers
23	Results of 2018 Stockholder Advisory Vote to Approve Compensation of Named Executive Officers
24	Compensation Discussion and Analysis
43	Compensation Committee Report
44	Compensation Committee Oversight
44	Compensation Tables
57	Pay Ratio Disclosure
58	AUDIT COMMITTEE MATTERS
58	Proposal 3: Ratify the Appointment of Deloitte as our Independent Registered Public Accounting Firm for Fiscal 2020

58	Independent Accounting Firm Independence and Fee Pre-Approval Policies and Procedures
59	Fees of Independent Accounting Firm
59	Report of the Audit Committee of the Board of Directors
60	OWNERSHIP OF AND TRADING IN OUR STOCK
60	Security Ownership of Certain Beneficial Owners and Management
61	Section 16(a) Beneficial Ownership Reporting Compliance
61	DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
61	Exchange Act Rule 14a-8 Proposals
61	Director Nominations for Inclusion in our Proxy Materials (Proxy Access)
62	Other Proposals and Nominations
62	Additional Requirements
63	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

VOTING MATTERS

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Management Proposal:	For More Information	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of nine nominees named in the proxy statement as directors, each for a term of one year	Page 5	✔ FOR each director nominee	Majority of votes cast	None	None
2. An advisory vote to approve compensation of named executive officers	Page 23	✔ FOR	Majority of shares present and entitled to vote	Against	None
3. Ratification of the appointment of our independent registered public accountants	Page 58	✔ FOR	Majority of shares present and entitled to vote	Against	None

You may cast your vote in any of the following ways:

Internet	Phone	Mail
Visit www.ProxyVote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the nominating and governance committee, the CDK Global Board of Directors (the “Board”) has nominated nine directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until our next annual meeting of stockholders or until their successors have been elected and qualified. If any of the nominees should for any reason be unable or unwilling to serve as of the Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the proxies will be voted for the election of such other person.

The nominating and governance committee and the Board look for current and potential directors collectively to have a mix of skills, experience, qualifications, and attributes that strike the right balance between long-term understanding of our business and fresh external perspectives, and that ensure we have a well-rounded, diverse Board that functions effectively as a unit. Recognizing that the selection of qualified directors is complex and crucial to our long-term success, the Board and the nominating and governance committee have established the Board composition and refreshment processes as described beginning on page 11 of this proxy statement.

All nine of our nominees are seasoned leaders, the majority of whom are or were chief executive officers or other senior executives. Collectively, they bring to the Board a balanced mix of skills, experience, and qualifications gained during their tenure at a wide array of public companies, private companies, non-profits, and other organizations. The following graphics summarize the average age, independence, and demographic diversity of the nominees, and highlight the balanced mix of skills, experience, and qualifications of the Board as a whole. This high-level summary is not intended to be an exhaustive list of the nominees’ collective skills, experience, and qualifications, or their contributions to the Board. On the following pages we have indicated for each nominee certain of the specific skills, experience, and qualifications that led the nominating and governance committee and the Board to conclude that the nominee should continue to serve as a director.

**Average Age**

90 — 30 — 60

60 Years

**Independence**

*Board Is 89% Independent*

**Gender and Ethnic Diversity**

4

Board is 44% Diverse

## Diversity of Skills, Experience and Qualifications

| Count | Skill | Percentage |
|---|---|---|
| 1 | Automotive Retail | 11% |
| 4 | Capital Markets | 44% |
| 7 | CEO Experience | 78% |
| 3 | Digital Marketing | 33% |
| 7 | Enterprise Risk Management | 78% |
| 6 | Investor Relations | 67% |
| 5 | International Diversification | 55% |
| 6 | M&A / Divestiture | 67% |
| 6 | Operations BPI /BPO | 67% |
| 9 | Strategy | 100% |
| 7 | CEO Succession | 78 % |
| 4 | Technology / Technologist | 44% |

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

The Board and the nominating and governance committee believe that the following director nominees possess the necessary skills, experience, qualifications, and attributes to provide effective oversight of the business and quality advice and counsel to our management to ensure accountability to our stockholders:

Director	Age	Director Since	Primary Occupation	Other Public Boards	Committee(s)
					AC	CC	NGC
Leslie A. Brun, (Chairman)	67	2014	Chairman and Chief Executive Officer of SARR Group, LLC	3
Willie A. Deese	64	2014	Retired Executive Vice President of Merck & Co., Inc.	3		Chair
Amy J. Hillman	54	2014	Dean of the W. P. Carey School of Business at Arizona State University				Chair
Brian M. Krzanich	59	2018	President and Chief Executive Officer	1
Stephen A. Miles	51	2014	Chief Executive Officer of The Miles Group				Member
Robert E. Radway	59	2014	Founder, Chairman and Chief Executive Officer of NXT Capital		Member	Member
Stephen F. Schuckenbrock	59	2016	Former Chief Executive Officer of CROSSMARK		Member
Frank S. Sowinski	63	2014	Former Chief Financial Officer of Dun & Bradstreet	1	Chair		Member
Eileen J. Voynick	65	2016	Former Chief Executive Officer of Sparta Systems			Member

The following pages present information regarding each director nominee, including information about each nominee’s professional experience, areas of expertise, background, and qualifications that led the Board to nominate him or her for election. The following also includes information about all public company directorships each nominee currently holds.

The Board recommends that you vote FOR the election of the following nominees:

Leslie A. Brun	Chairman and Chief Executive Officer of SARR Group, LLC

Age 67	Independent Chairman of the Board

Director Since	September 2014

Board Committees	None

Other Public Boards

Broadridge Financial Solutions, Inc. (Chair) Corning, Inc. Merck & Co., Inc. Director Qualification Highlights CEO Experience Capital Markets Investor Relations Enterprise Risk Management
BIOGRAPHY

Mr. Brun has been the Chairman and Chief Executive Officer of SARR Group, LLC, an investment holding company, since 2006. He is Vice Chairman and Senior Advisor of G100 Companies and a member of the Council on Foreign Relations. In addition, he was formerly Managing Director and head of investor relations at CCMP Capital Advisors, LLC, a global private equity firm. He is also the founder and Chairman Emeritus of Hamilton Lane Advisors, a provider of asset management services for which he served as Chief Executive Officer and Chairman from 1991 until 2005. From 1988 to 1991, he was Managing Director and co-founder of the investment banking group of Fidelity Bank in Philadelphia. Mr. Brun has served as a director of Broadridge Financial Solutions, Inc. (“Broadridge”), an investor communications and business process outsourcing provider, since 2007 and as Broadridge’s Chairman of the Board since 2011. He has served as a director of Merck & Co., Inc. (“Merck”), a health care company, since 2009 and lead director

PROPOSAL 1: ELECTION OF DIRECTORS

since 2016, and as a director of Corning, Inc., a materials and technology company, since July 2018. He served as a director of Hewlett Packard Enterprise Company, a technology solutions provider, from 2015 to 2018, and as a director of Automatic Data Processing, Inc. (“ADP”) from 2003 to 2015 and as ADP’s Chairman of the Board from 2007 to 2015. Mr. Brun’s investment banking and leadership experience provide him with extensive financial and management expertise, and his directorships at other public companies have given him broad experience with governance and other issues facing public companies.

Willie A. Deese	Retired Executive Vice President of Merck & Co., Inc.

Age 64	Independent Director

Director Since	September 2014

Board Committees	Compensation (Chair)

Other Public Boards

Dentsply Sirona Inc. Public Service Enterprise Group, Inc. G1 Therapeutics, Inc. Director Qualification Highlights Operations / BPI / BPO Strategy Enterprise Risk Management
BIOGRAPHY

Mr. Deese has served as an independent director of Dentsply Sirona, a leading manufacturer and distributor of dental and other consumable healthcare products, since 2011, Public Service Enterprise Group, a diversified energy company, since 2015, and G1 Therapeutics, a clinical-stage biopharmaceutical company, since 2018. Mr. Deese served as an Executive Vice President of Merck from 2008 to 2016 and as President of the Merck Manufacturing Division from 2005 to 2016. Mr. Deese also served as Merck’s Senior Vice President of Global Procurement from 2004 to 2005. Prior to joining Merck, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Vice President of Purchasing, at Kaiser Permanente. In addition to his experience as a director of publicly traded companies, Mr. Deese brings to the Board substantial experience and expertise in both business transformation and strategic oversight and management of complex global operations from his roles at Merck and GlaxoSmithKline.

Amy J. Hillman	Dean of the W. P. Carey School of Business at Arizona State University

Age 54	Independent Director

Director Since	September 2014

Board Committees	Nominating and Governance (Chair)

Other Public Boards

None Director Qualification Highlights Strategy Operations/BPI/BPO Investor Relations
BIOGRAPHY

Since 2013, Dr. Hillman has served as the Dean of the W. P. Carey School of Business at Arizona State University, where she has taught as a Professor since 2006 and as an Associate Professor from 2001 to 2006. She holds a PhD in Strategic Management and is a fellow of the Academy of Management. Dr. Hillman also serves on the non-profit boards of The Association to Advance Collegiate Schools of Business and the ASU Research Park. In addition to her management skills gained as the leader of one of the largest U.S. business schools, Dr. Hillman brings to the Board expertise in the areas of business strategy and corporate governance, on which she has taught, consulted with major corporations, and conducted research.

PROPOSAL 1: ELECTION OF DIRECTORS

Brian M. Krzanich	President and Chief Executive Officer

Age 59	Director

Director Since	November 2018

Board Committees	None

Other Public Boards

ams AG Director Qualification Highlights CEO Experience Technology/Technologist Strategy Investor Relations Operations / BPI / BPO
BIOGRAPHY

Mr. Krzanich has served as our President and Chief Executive Officer and as a member of our Board of Directors since November 7, 2018. Mr. Krzanich served as the Chief Executive Officer of Intel Corporation from 2013 to June 2018. As Chief Executive Officer, he led Intel’s corporate strategy and operations, including development of Intel’s business model and identification of emerging technologies. Mr. Krzanich joined Intel in 1982, became a corporate Vice President in 2006, and served until 2010 as Vice President and General Manager of Assembly and Test. He was Senior Vice President and General Manager of Manufacturing and Supply Chain from 2010 to 2012. He became Executive Vice President and Chief Operating Officer in 2012, responsible for global manufacturing, supply chain, human resources, and information technology. Mr. Krzanich has served as a member of the supervisory board of ams AG, a designer and manufacturer of advanced sensor solutions, since June 2019 and previously served on the board of directors of Deere & Company from 2016 to April 2018. Mr. Krzanich brings to the Board significant senior leadership, operations, technology, and global strategic experience from his more than 36 years of service with Intel.

Stephen A. Miles	Founder and Chief Executive Officer of The Miles Group

Age 51	Independent Director

Director Since	September 2014

Board Committees	Nominating and Governance

Other Public Boards

None Director Qualification Highlights CEO Experience CEO Succession Strategy
BIOGRAPHY

Mr. Miles has served as the founder and Chief Executive Officer of The Miles Group, a provider of global chief executive officer and board consulting and advisory services (focused on the topics of succession, board and organizational effectiveness, and talent management), since 2012. Previously, Mr. Miles served as Vice Chairman, Leadership Advisory at Heidrick & Struggles, a global executive search and executive leadership consulting firm from 2010 to 2012 and as Managing Partner and Head, Leadership Advisory for Heidrick & Struggles from 2005 to 2010, where he was responsible for managing its global Leadership Advisory Services business. Mr. Miles specializes in chief executive officer succession and brings to the Board substantial expertise in leadership selection, succession planning and organizational effectiveness from his roles at Heidrick & Struggles and The Miles Group.

PROPOSAL 1: ELECTION OF DIRECTORS

Robert E. Radway	Founder; Chairman and Chief Executive Officer of NXT Capital

Age 59	Independent Director

Director Since	September 2014

Board Committees	Audit, Compensation

Other Public Boards

None Director Qualification Highlights CEO Experience Capital Markets Strategy
BIOGRAPHY

Mr. Radway has served as Founder, Chairman and Chief Executive Officer of NXT Capital, a middle-market lender and asset manager with approximately $10 billion in assets under management since 2010. In August 2018, NXT Capital was acquired by ORIX Corporation USA, a wholly owned subsidiary of ORIX Corporation, a publicly traded, diversified financial services company headquartered in Tokyo, Japan. From 2001 to 2008, Mr. Radway served as Managing Director and President of Merrill Lynch Capital, the commercial finance unit of Merrill Lynch Bank USA that, prior to its sale in 2008, had owned and managed assets in excess of $30 billion and approximately 550 employees. Prior to his service with Merrill Lynch Capital, Mr. Radway held senior positions with Heller Financial, Inc., including Executive Vice President of Corporate Strategy and Development responsible for the company’s strategic planning, business development, and M&A worldwide. Mr. Radway’s roles as the chief executive of NXT Capital and as president of Merrill Lynch Capital have provided him with extensive executive management, operational, and business strategy experience. He brings to the board the ability to analyze and oversee financial reporting and performance, as well as expertise in capital markets and financing initiatives, corporate strategy, and human resource development and retention.

Stephen F. Schuckenbrock	Former Chief Executive Officer of CROSSMARK Inc.

Age 59	Independent Director

Director Since	September 2016

Board Committees	Audit

Other Public Boards

None Director Qualification Highlights Digital Marketing Technology / Technologist Strategy CEO Experience
BIOGRAPHY

Mr. Schuckenbrock served as the Chief Executive Officer of CROSSMARK Inc., a leading provider of sales, marketing and merchandising services for manufacturers and retailers, from December 2014 to August 2019. Prior to joining CROSSMARK, he was the Chief Executive Officer of Accretive Health, and prior to that held numerous leadership positions at Dell. His career also includes management positions at EDS, IBM, PepsiCo and Frito Lay. He served as a director of Micro Focus International from February 2016 to May 2017, and has served on a number of boards, including Compuware, Staples, and AT Kearney. Mr. Schuckenbrock also serves on the advisory boards of Texas Christian University and Enactus, an international non-profit that inspires students to improve the world through entrepreneurial action. As a result of his executive positions at CROSSMARK and other technology organizations, as well as his significant board experience, Mr. Schuckenbrock provides the Board with extensive and relevant board, executive leadership, sales and marketing, and technology industry experience.

PROPOSAL 1: ELECTION OF DIRECTORS

Frank S. Sowinski	Former Chief Financial Officer of Dun & Bradstreet

Age 63	Independent Director

Director Since	September 2014

Board Committees	Audit (Chair)

Other Public Boards

Buckeye GP LLC, general partner of Buckeye Partners, L.P. Director Qualification Highlights Digital Marketing Technology / Technologist Strategy Enterprise Risk Management
BIOGRAPHY

Mr. Sowinski serves as the lead independent director, and as a member of the nominating and corporate governance and audit committees of Buckeye GP LLC, general partner of Buckeye Partners, L.P., a publicly-traded master limited partnership that provides mid-stream energy logistics services. Since 2006, Mr. Sowinski has served as an operating executive for MidOcean Partners, a private equity firm that identifies, invests in, and manages portfolio companies focusing on business, information, and marketing services. In his capacity as an operating executive for MidOcean Partners, Mr. Sowinski previously served as Vice Chairman of The Allant Group, Inc. a marketing services group, and also previously served as Vice Chairman of Pre-Paid Legal Services, Inc. dba LegalShield, a specialized legal service products company. In 2002, he served as Chief Financial Officer of PricewaterhouseCoopers Consulting, a global consulting firm. Previously, Mr. Sowinski spent 17 years with the Dun & Bradstreet Corporation, where he served in numerous positions including Chief Financial Officer of the Dun & Bradstreet Corporation, as well as Executive Vice President of Global Marketing and President of the D&B Operating Company. Mr. Sowinski’s numerous operating roles have provided him with broad managerial and operational expertise. In addition, his extensive experience in financial management, including his roles as Chief Financial Officer of the Dun & Bradstreet Corporation and PricewaterhouseCoopers Consulting, provide him with expertise in enterprise risk management, corporate financial management, and financial reporting.

Eileen J. Voynick	Former Chief Executive Officer of Sparta Systems

Age 65	Independent Director

Director Since	September 2016

Board Committees	Compensation

Other Public Boards

None Director Qualification Highlights Technology / Technologist Strategy CEO Experience Enterprise Risk Management
BIOGRAPHY

Ms. Voynick served as Chief Executive Officer of Sparta Systems, a leading provider of enterprise-quality management software solutions, from 2011 to 2018. Prior to joining Sparta Systems, she served as the Chief Operating Officer at Allscripts. Before Allscripts, she served as Executive Vice President of global sales, services, and support at Misys and served in various management positions at Oracle, SAP, Siebel Systems, Gartner, Ariba and Accenture. She served as a director at AdvancedMD from 2016 to 2018, and has served as the Chair of the Board of Trustees at Philadelphia University since 2013. She has also served as a member of the Board of Trustees and Executive Committee of Jefferson Health since 2017, and as the Chair of the Board of Trustees of Thomas Jefferson University since 2017. As a result of her executive experience with Sparta Systems, as well as her positions as a senior executive at other technology and consulting organizations, Ms. Voynick provides the Board with extensive and relevant executive leadership, software, sales and service, and technology industry experience.

PROPOSAL 1: ELECTION OF DIRECTORS

MAJORITY VOTING STANDARD

Our by-laws provide that directors are elected by a majority of votes cast unless the number of nominees exceeds the number of directors to be elected, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director; abstentions are not counted either “for” or “against.” If an incumbent director in an uncontested election fails to receive a majority of votes cast for his or her election, the director is required to offer to tender his or her resignation to the Board for consideration by the nominating and governance committee. The nominating and governance committee will make a recommendation to the Board as to whether to accept or reject the resignation or to take other action. The Board is required to review and act on this recommendation within 90 days of the date of the certification of election results.

BOARD COMPOSITION AND REFRESHMENT

DIRECTOR SELECTION AND BOARD MEMBERSHIP CRITERIA

Recognizing that the selection of qualified directors is complex and crucial to our long-term success, the nominating and governance committee has established director selection and membership criteria for membership on the Board. When considering current directors for re-nomination to the Board, the nominating and governance committee assesses changes to any director’s skills, experience, qualifications, and attributes, including their independence, and takes into account the performance of each director, which is part of the committee’s annual Board evaluation process. The nominating and governance committee then recommends actions for the Board to consider and adopt as it sees fit.

The nominating and governance committee has not established specific minimum age, education, skill, experience, qualification, or attribute requirements for potential members. Instead, the nominating and governance committee reviews the composition of the Board in light of the Company’s current challenges and needs and the current challenges and needs of the Board. Based on this review, the Board then determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, viewpoint and demographic diversity, judgment, character, reputation, age, skills, education, training, background, and experience. All potential candidates should also possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights, and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out, and challenge questionable assumptions and disagree without being disagreeable. The nominating and governance committee values viewpoint and demographic diversity as a factor in selecting nominees to serve on the Board and considers the criteria noted above in selecting nominees for directors, including members with diverse demographic attributes, and members from diverse backgrounds who combine a broad spectrum of experience and expertise. The nominating and governance committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses our needs.

Nominations of candidates for the Board by our stockholders for consideration at our 2019 Annual Meeting of Stockholders are subject to the deadlines and other requirements described beginning on page 61 of this proxy statement.

BOARD AND COMMITTEE SELF-ASSESSMENTS

The nominating and governance committee oversees an annual self-assessment process, whereby each director is surveyed to obtain his or her evaluation of the Board as a whole and the committees on which he or she serves. The surveys solicit ideas from the directors about, among other things, improving quality of Board and committee discussions on key matters, and identifying specific issues which should be discussed in the future. After these evaluations are complete, our general counsel summarizes the results, provides a preview for the Chairman of the Board and the Chair of each committee and then submits the summaries for discussion by the nominating and governance committee. If necessary, action plans are developed by the nominating and governance committee and recommended for discussion by the full Board.

In addition, as part of the annual self-assessment process, the nominating and governance committee facilitates structural sessions in which directors are encouraged to provide feedback on the performance of their peers. The Chairman of the Board and/or the Chair of the nominating and governance committee communicate relevant feedback to each director and take further action as they deem appropriate.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The nominating and governance committee oversees our orientation programs for new directors and continuing education programs for directors.

Each new director, after joining the Board, is provided with orientation regarding the Board and the Company’s operations. As part of this orientation, each new director has an opportunity to meet with members of our senior management team.

Directors are also provided with continuing education on various subjects that will assist them in discharging their duties. Such continuing education may include presentations by our management, the Board’s outside advisors or other third party experts on our business, information security and system disruption, compliance efforts, applicable legal, regulatory or other developments or other matters as the Board, or the nominating and governance committee in its oversight of the Board’s continuing education program, may deem appropriate.

BOARD AND COMMITTEE GOVERNANCE

We have robust policies and procedures for our directors and management and our commitment to good corporate governance is integral to our business. Our key governance practices are described below.

BEST PRACTICES

Board Practices

•	8 of 9 director nominees are independent
•	Diverse Board in terms of gender, ethnicity, experience, skills and tenure (44% of directors are women or ethnically diverse)
•	Careful director nominee evaluation and selection process
•	Robust director orientation and ongoing director education programs
•	Annual election of directors with majority voting standard and director resignation policy for uncontested elections
•	Annual Board, committee and director evaluations
•	Independent non-executive Chairman of the Board with expansive duties
•	Limit on outside directorships
•	Fully independent audit, compensation, and nominating and governance committees
•	Regular executive sessions of independent directors
•	Comprehensive Board and committee oversight of the Company’s strategy and risk management
•	Stock ownership requirements for directors

Stockholder Matters

•	Active stockholder engagement
•	One class of shares with each share entitled to one vote
•	Annual say-on-pay advisory vote
•	Proxy access right for stockholders (3% ownership threshold held continuously for 3 years / 2 director nominees or 20% of the Board / 20 stockholder aggregation limit)

PROPOSAL 1: ELECTION OF DIRECTORS

Other Best Practices

•	Stock ownership guidelines for executive officers
•	Anti-hedging, anti-short sale and anti-pledging policies
•	Clawback policy for equity and cash incentive compensation applicable to all employees
•	Code of Business Conduct and Ethics applicable to all employees and directors with annual acknowledgment by employees and compliance certification for directors

THE BOARD’S ROLE IN STRATEGY OVERSIGHT

A key component of the Board’s role is to provide guidance on and oversight of the Company’s strategy. In connection with these responsibilities, the Board has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently the Board’s decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s three standing committees, the Board is directly involved in the Company’s strategic planning process.

Each year senior management convenes to review and refine the Company’s overall corporate strategy. Strategic areas of importance and specific operating priorities are identified, which, in turn inform the Company’s long-range planning. Some of the priorities will be short-term in focus; others will be based on longer time horizons. Senior management then reviews the conclusions reached with the Board at one or more meetings. These meetings involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans.

At subsequent Board meetings, the Board continues to review the Company’s progress against its strategic priorities and to exercise oversight and decision-making authority regarding strategic areas of importance and associated authorizations. For example, in the summer, the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the coming fiscal year. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated. In addition, Board meetings held throughout the year target areas of the business for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.

The oversight and input provided is integral to the development and review of the Company’s strategy and operating plans. Through this rigorous and interactive process, the Board encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board provides oversight with respect to our enterprise risk assessment and risk management activities that are designed to identify, prioritize, assess, monitor, and mitigate the various risks we confront, including risks that are related to the execution of our operational and financial strategy, risks related to information security and system disruption, and other inherent and exogenous risks to our business, operations or prospects. The Board performs this oversight function periodically as part of its meetings and also through its three committees, each of which examines various components of enterprise risk as part of its assigned responsibilities. The committees report on risk oversight matters directly to the Board on a regular basis. Management is responsible for establishing and supervising day-to-day risk management processes and reporting to the Board and its committees as necessary.

The compensation committee oversees risks related to compensation matters. The nominating and governance committee oversees risks associated with Board structure and other governance policies and practices. The audit committee focuses on financial risks, including reviewing with management, our internal auditors, and our independent auditor our major financial risk exposures, the adequacy and effectiveness of internal control over financial reporting, and the steps management has taken to monitor and control financial risk exposures. In addition, the audit committee reviews risks related to our financial reporting, and compliance with other applicable laws, regulations, and ethical standards. The audit committee regularly receives, reviews, and discusses with management presentations and analyses on various risks we confront.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD LEADERSHIP STRUCTURE

Our corporate governance principles do not require the separation of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. The Board is currently led by Mr. Brun, our independent non-executive Chairman of the Board. Mr. Krzanich, our President and Chief Executive Officer, serves as a member of the Board. The Board believes this leadership structure is in the best interests of our stockholders at this time. While this structure is not required, we believe that separating these positions allows our Chief Executive Officer to focus on developing and implementing our business plans and supervising our day-to-day business operations, and allows our Chairman of the Board to lead the Board in its oversight, advisory, and risk management roles.

BOARD INDEPENDENCE

The Board is currently composed of eight non-employee directors and one employee director. The Board has established that nine directors will be the number that will constitute the full Board at the time of the Annual Meeting. Under our Corporate Governance Guidelines and the NASDAQ Stock Market (“NASDAQ”) listing standards, at least a majority of our Board must be independent. The Board’s standards of director independence are consistent with the NASDAQ listing standards. Directors meeting these standards are considered to be “independent.” The Board has affirmatively determined that all directors other than Mr. Krzanich meet these standards and are, therefore, considered to be independent directors. Mr. Krzanich does not meet these standards and is, therefore, not considered to be an independent director. Based on these standards, all current members of the audit, compensation, and nominating and governance committees are independent.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

The Board has adopted Corporate Governance Guidelines. These guidelines address items such as the standards, qualifications, and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. The guidelines are subject to periodic review by the Board and to modification from time to time by the Board. The guidelines together with the charters of each of the Board’s audit, compensation, and nominating and governance committees are available under “Corporate Governance” in the “Investor Relations” section of our website at cdkglobal.com.

BOARD COMMITTEES

The Board has three standing committees: audit, compensation, and nominating and governance. The table below indicates the members of each Board committee.

	Audit	Compensation	Nominating and Governance
Willie A. Deese
Amy J. Hillman
Stephen A. Miles
Robert E. Radway	E
Stephen F. Schuckenbrock
Frank S. Sowinski	E
Eileen J. Voynick

= Committee Chair

E = Financial Expert

PROPOSAL 1: ELECTION OF DIRECTORS

AUDIT COMMITTEE	PRINCIPAL FUNCTIONS

Met nine times in fiscal 2019 Current Committee Members Frank S. Sowinski (Chair) Robert E. Radway Stephen F. Schuckenbrock	•
Oversee our accounting and financial reporting processes and related internal controls, the audit of our financial statements, and other matters as mandated under applicable laws, rules, and regulations;

•
Appoint, compensate, retain, and oversee the work of our independent auditor (including resolution of disagreements between management and our independent auditor regarding financial reporting), including for the purpose of preparing its audit report;

•
Review in advance and pre-approve all audit or non-audit services to be provided by our independent auditor, as permitted by Section 10A of the Exchange Act, and to approve all related fees and other terms of engagement;

	•	Review disclosures required to be included in our periodic reports filed under the Exchange Act;
	•	Review the performance of the internal auditors and our independent auditor, including the lead audit partner, on at least an annual basis;
	•	Review and advise on the appointment, replacement, or dismissal of our Chief Audit Executive; and
	•	Review, approve or ratify related persons transactions pursuant to our Related Persons Transactions Policy.

FINANCIAL EXPERTISE AND INDEPENDENCE

The Board has determined that all of the members of our audit committee satisfy the independence, financial sophistication, experience, and expertise requirements of our Corporate Governance Guidelines, Section 10A-3 of the Exchange Act, the applicable NASDAQ listing standards, and all other applicable regulatory requirements currently in effect.

The Board has also determined that Mr. Sowinski and Mr. Radway each qualify as an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC.

REPORT

The audit committee report is set forth beginning on page 59 of this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS

COMPENSATION COMMITTEE	PRINCIPAL FUNCTIONS

Met six times in fiscal 2019 Current Committee Members Willie A. Deese (Chair) Robert E. Radway Eileen J. Voynick	•	Evaluate our Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation based on such evaluation;
	•	Evaluate our other executive officers’ performance and set their compensation based on such evaluations;
	•	Review and approve the performance targets for the Company’s performance-based cash and equity incentive plans; and
	•	Review and evaluate our compensation plans, policies, and programs for our executive officers.

INDEPENDENCE

The members of our compensation committee all satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards and all other applicable regulatory requirements currently in effect.

REPORT

The compensation committee report is set forth on page 43 of this proxy statement

COMPENSATION ADVISOR

The compensation committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent external advisor. The compensation committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the work of FW Cook did not raise any conflicts of interest in the fiscal year ended June 30, 2019 (“fiscal 2019”). In making this assessment, the compensation committee considered various factors, including the independence factors enumerated in the compensation committee’s charter, Rule 10C-1(b) under the Exchange Act, and applicable NASDAQ listing standards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Willie Deese, Robert Radway, and Eileen Voynick served on the compensation committee for all of fiscal 2019. No member of the compensation committee is now, or was during fiscal 2019, an officer or employee of ours, and none of our executive officers serves, or served during fiscal 2019, as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee. No member of the compensation committee had any relationship with us or any of our subsidiaries during fiscal 2019 pursuant to which disclosure would be required under our Related Persons Transactions Policy or applicable SEC rules pertaining to the disclosure of transactions with related persons.

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINATING AND GOVERNANCE COMMITTEE	PRINCIPAL FUNCTIONS

Met four times in fiscal 2019 Current Committee Members Amy J. Hillman (Chair) Stephen A. Miles Frank S. Sowinski	•	Identify individuals qualified to become members of the Board;
	•	Recommend to the Board director nominees;
	•	Review director compensation and recommend director compensation level to the Board for approval;
	•	Develop and recommend to the Board amendments to the Corporate Governance Guidelines;
	•	Oversee the evaluation of the Board and its members; and
	•	Develop and recommend to the Board succession plans for the Chief Executive Officer and other executive officers.

INDEPENDENCE

The members of our nominating and governance committee all satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards, and all other applicable regulatory requirements currently in effect.

BOARD AND COMMITTEE MEETING ATTENDANCE

During fiscal 2019, the Board held seven meetings, the audit committee held nine meetings, the compensation committee held six meetings, and the nominating and governance committees held four meetings. Overall attendance at such meetings was approximately 94%. All of our directors attended at least 75%, in the aggregate, of the meetings of the Board and the committees of which they were members during the periods that they served on the Board during fiscal 2019. It is also our policy that our directors attend the Annual Meeting. Last year all directors attended the 2018 Annual Meeting.

EXECUTIVE SESSIONS

Executive sessions of the non-management directors are held during each Board meeting and the majority of committee meetings. Mr. Brun, our independent non-executive Chairman of the Board, presides at each executive session of the Board.

OUTSIDE ADVISORS

The Board and each of its principal committees may retain independent legal, financial, or other advisors of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the three principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.

STOCKHOLDER COMMUNICATIONS

Engagement and transparency with our stockholders provide us with useful feedback on a wide variety of topics, including governance, compensation, stockholder communication, Board composition, stockholder proposals, business performance, and operations. This information is shared regularly with our management and the Board and considered in the processes that set the governance practices and our strategic direction. We also use stockholder feedback to better tailor the public information we provide to address the interests and inquiries of our stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

We interact and communicate with our stockholders through a number of forums, including quarterly earnings presentations, SEC filings, annual meetings, investor conferences, and web communications.

In addition, the Board has endorsed the Shareholder-Director Exchange (“SDX”) Protocol as a guide for effective, mutually beneficial engagement between our stockholders and directors. The Board believes that management should speak for the Company and that the Chairman of the Board should speak for the Board.

In order to provide our stockholders and other interested parties with a direct and open line of communication to the Board, we have adopted the following procedures for communications to directors. Stockholders and other interested persons may communicate with the Board by written communications addressed in care of Lee J. Brunz, our Secretary, at CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169.

All communications received in accordance with these procedures will be reviewed initially by our Secretary who will relay all such communications to the appropriate director or directors unless it is determined that the communication: (i) does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable laws and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

In addition, anyone who has a concern about the Company’s conduct or about the Company’s accounting, internal accounting controls or auditing matters may communicate those concerns directly to the audit committee. Such communications may be confidential or anonymous and may be submitted electronically, by phone or in writing to:

•	The Company’s Ethics Hotline by any method disclosed in the Company’s Code of Business Conduct and Ethics; or
•	The Legal Department at (847) 397-1700 (ask to speak to the general counsel or other attorney designated to handle ethics matters); or
•	The audit committee in writing to the attention of the Audit Committee of CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our executive officers, directors, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The Code of Ethics may be viewed on our website at www.cdkglobal.com under “Corporate Governance” in the “Investor Relations” section. In the event we amend or waive any of the provisions of the Code of Ethics applicable to any of our directors, our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Exchange Act, we intend to disclose these actions on our website within four business days following the date of the amendment or waiver. No such waivers were made during fiscal 2019.

Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer, and employee and we expect them to conduct themselves with the highest degree of integrity, ethics, and honesty. In order to better protect us and our stockholders, we regularly review our Code of Ethics and related policies to ensure that they provide clear guidance to our directors, executive officers, and employees.

PROPOSAL 1: ELECTION OF DIRECTORS

CORPORATE HOTLINE

We have established an independent CDK Global Ethics Hotline, utilizing a global internet and telephone information and reporting service, to allow any employee, director, or vendor to confidentially and anonymously: (i) ask questions about our Code of Ethics and other ethics and compliance issues; and (ii) submit a report or complaint about any potential accounting, internal control, auditing, Code of Ethics, or other violation or matter of concern (unless prohibited by local privacy laws in the jurisdiction of the reporting employee, in which case an alternate inquiry and reporting system has been implemented).

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

We have adopted a written Related Persons Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our audit committee. In accordance with the policy, our audit committee has overall responsibility for implementation of and compliance with the policy. A “related person” means a director, executive officer, or beneficial holder of more than 5% of our outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related persons transaction. For purposes of the policy, a “related persons transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are, or will be a participant and the amount involved exceeded, exceeds, or will exceed $120,000 and in which any related person (as defined in the policy) had, has, or will have a direct or indirect material interest. A “related persons transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by the Board, the compensation committee, or a group of independent directors performing a similar function. Further, we have determined that “related persons transactions” do not include transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

The policy requires that notice of a proposed related persons transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related persons transaction, the proposed transaction will be submitted to our audit committee for consideration at its next meeting or, in those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next audit committee meeting, to the Chair of the audit committee. Under the policy, our audit committee or the Chair of the audit committee, as applicable, may approve only those related persons transactions that: (i) are in our best interests; or (ii) are not inconsistent with our best interests. In the event that we become aware of a related persons transaction that has not been previously reviewed, approved, or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the audit committee or Chair of the audit committee so that it may determine whether to ratify, rescind, or terminate the related persons transaction.

The policy also provides that the audit committee will review certain previously approved or ratified related persons transactions that are ongoing to determine whether the related persons transaction remains in our best interests and the best interests of our stockholders.

Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related persons transaction of which they, or any of their immediate family members, may be a party or of which they may be aware.

RELATED PERSONS TRANSACTIONS

There were no related persons transactions during fiscal 2019.

PROPOSAL 1: ELECTION OF DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The compensation program for non-employee directors is designed to: (i) fairly pay directors for the work required at a company of our size and scope; (ii) align directors’ interests with the long-term interests of our stockholders; and (iii) be simple, transparent, and easy for our stockholders to understand.

OVERVIEW

For the service year beginning immediately after the 2018 Annual Meeting, our non-employee directors received base annual compensation as shown in the table below. There are no additional meeting fees. The Chairman of the Board and the Chairperson of each Board committee receive additional compensation due to the workload and broad responsibilities of these positions.

All non-employee directors	$280,000
Chairman of the Board*	$150,000
Chair of the audit committee*	$20,000
Chair of the compensation committee*	$15,000
Chair of the nominating and governance committee*	$10,000
*	The Chairman’s retainer and each committee Chair retainer are paid in addition to the regular retainer amount for all non-employee directors.

FORM OF PAYMENT

Of the $280,000 retainer, $165,000 is paid in the form of restricted stock units (“RSUs”) and $115,000 may, at the election of each director, be paid in cash or in deferred stock units (“DSUs”). One-half of the additional $150,000 paid to the Chairman is paid in the form of mandatory DSUs and one-half may, at the election of the Chairman, be paid in cash or in DSUs. 100% of the committee Chair compensation is paid in cash or DSUs at the election of each committee Chair.

TIME OF PAYMENT

Equity awards, including mandatory and elective DSUs, are granted in full on or about the date of each annual meeting. Directors who elect to be paid in cash are paid the cash portion of their compensation quarterly in arrears beginning with the quarter following the effective date of appointment, and subsequently, beginning with the quarter following each annual meeting.

HOW NON-EMPLOYEE DIRECTOR RSUs WORK

The restricted period with respect to the RSUs lapses on the earlier of one year from the grant date and the date of our next annual meeting of stockholders. Upon the lapse of the restricted period, the RSUs either settle or convert to DSUs based on the prior election of each director. If converted to DSUs, when a dividend is paid on our common stock after the lapse of the restricted period, but prior to a director ceasing to serve on the Board, such director’s account is credited with a dividend equivalent in an amount equal to the cash dividend. When a director ceases to serve on the Board, such director will receive a number of shares of common stock equal to the number of converted DSUs in such director’s account and a cash payment equal to the dividend equivalents accrued, without interest. Non-employee directors do not have any voting rights with respect to their RSUs or the converted DSUs.

HOW NON-EMPLOYEE DIRECTOR DSUs WORK

DSUs are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with a dividend equivalent in an amount equal to the cash dividend. When a director ceases to serve on the Board, such director will receive a number of shares of common stock equal to the number of DSUs in such director’s account and a cash payment equal to the dividend equivalents accrued, without interest. Non-employee directors do not have any voting rights with respect to their DSUs.

PROPOSAL 1: ELECTION OF DIRECTORS

ONE-TIME RETAINER

During fiscal 2018, in support of the Board’s oversight responsibilities for the Company’s fiscal 2019 strategic plan, and at the request of the Chairman, Mr. Tarkoff provided supplemental strategic planning review and oversight duties for the Board. In recognition of the additional workload that he assumed, on August 7, 2018, the Board approved a $60,000 one-time supplemental non-elective cash retainer for Mr. Tarkoff.

CHANGES TO DIRECTOR COMPENSATION

The nominating and governance committee periodically reviews director compensation and recommends any changes to the Board for approval. Based on the recommendation of the nominating and governance committee, the Board last approved an adjustment to director compensation in connection with the 2017 review for the service year beginning immediately after the 2017 Annual Meeting. The approval superseded the prior adjustment made immediately after the 2015 Annual Meeting, and increased each non-employee director’s base annual compensation by $35,000, of which $20,000 is in the form of RSUs and $15,000 may be paid in cash or in DSUs at the election of the director, and increased the audit committee Chair retainer by $5,000 to $20,000.

STOCK OWNERSHIP REQUIREMENTS FOR NON-EMPLOYEE DIRECTORS

The stock ownership requirements set forth in the Corporate Governance Guidelines are intended to promote ownership in our stock by our non-employee directors and to align their financial interests more closely with those of our other stockholders. Each non-employee director is required to hold a minimum aggregate level of ownership of our common stock and DSUs while serving as a director, equal to five times the annual cash retainer payable to each director (excluding committee Chair retainers, but including the Chairman’s retainer, and calculated without regard to DSU elections). RSUs for which the restricted period has not lapsed do not count toward the ownership requirements. Directors will retain all shares of our common stock received pursuant to their service as a Board member until this minimum level is reached. Each director has five years from the date of his or her first election to the Board to attain this ownership threshold. In addition, non-employee directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes, and broker commissions. As of the end of fiscal 2019, the non-employee directors had satisfied, or progressed toward, the stock ownership guidelines as follows:

PROPOSAL 1: ELECTION OF DIRECTORS

ANTI-HEDGING, ANTI-SHORT SALE, AND ANTI-PLEDGING POLICY

Our Insider Trading Policy prohibits directors, executive officers, and employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our directors, executive officers, and employees are also prohibited from engaging in short sales related to our common stock. The policy also prohibits any pledging of our common stock, including holding common stock in a margin account.

DIRECTOR COMPENSATION TABLE FOR FISCAL 2019

The following table presents compensation for our non-employee directors for fiscal 2019.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Leslie A. Brun	191,250	240,000	431,250
Willie A. Deese	131,250	165,000	296,250
Amy J. Hillman	62,500	165,000	227,500
Stephen A. Miles	116,250	165,000	281,250
Robert E. Radway	114,976	165,000	279,976
Stephen F. Schuckenbrock	114,962	165,000	279,962
Frank S. Sowinski	138,750	165,000	303,750
Robert M. Tarkoff[3]	65,029	—	65,029
Eileen J. Voynick	115,992	165,000	280,992

Footnotes:

1.	The fees disclosed include all fees earned or paid in cash during fiscal 2019. For fiscal 2019, these fees comprised: (i) the quarterly Board, committee Chair and incremental Chairman of the Board retainer payments made in July and October of 2018, which represented the final two quarterly payments for the service year that began immediately after the 2017 Annual Meeting; (ii) the quarterly Board and committee retainer payments made in January and April of 2019, which represented the first two quarterly payments for the service year that began immediately after the 2018 Annual Meeting; (iii) the elective DSUs granted in full in November and December 2018 to each of the non-employee directors for the service year that began immediately after the 2018 Annual Meeting; and (iv) for Mr. Tarkoff: (a) the $60,000 one-time supplemental cash retainer payment; and (b) a $5,029 cash payment upon settlement of DSUs equal to his dividend equivalents accrued, without interest. For the service year that began immediately after the 2018 Annual Meeting, all of the non-employee directors elected to receive 100% of the elective portion of their retainers in cash except as follows: Mr. Radway (0% cash, 100% DSUs); Mr. Schuckenbrock (0% cash, 100% DSUs); and Ms. Voynick (80% cash, 20% DSUs).
2.	The stock awards disclosed include the following stock awards granted during fiscal 2019: (i) RSUs granted in November 2018 to each of the non-employee directors for the service year that began immediately after the 2018 Annual Meeting; and (ii) mandatory DSUs granted in November 2018 to the Chairman of the Board for the service year that began immediately after the 2018 Annual Meeting. Stock award compensation amounts reflect the aggregate grant date fair value of the stock awards without regard to forfeitures, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This amount does not reflect the actual economic value realized by each non-employee director.

As of June 30, 2019, each then current non-employee director held 3,266 RSUs for which the restricted period had not lapsed.

As of June 30, 2019, each then current non-employee director held the following number of DSUs, exclusive of cash-settled dividend equivalents earned: Mr. Brun, 25,104; Mr. Deese, 16,141; Dr. Hillman, 23,276; Mr. Miles, 17,790; Mr. Radway, 18,715; Mr. Schuckenbrock, 9,044; Mr. Sowinski, 16,141; and Ms. Voynick 6,584.

As of June 30, 2019, each then current non-employee director held the following number of outstanding stock options: Mr. Brun, 15,384; Mr. Deese, 15,384; Dr. Hillman, 15,384; Mr. Miles, 0; Mr. Radway, 15,384; Mr. Schuckenbrock, 0; Mr. Sowinski, 15,384; and Ms. Voynick, 0.

3.	Mr. Tarkoff resigned as a non-employee director on September 18, 2018.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, the Board believes that our long-term success depends in large measure on the talents and efforts of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The principal underpinnings of our compensation system are an acute focus on performance, stockholder alignment, sensitivity to the relevant marketplace, and a long-term orientation.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say on pay,” to approve the compensation paid to our Named Executive Officers (“NEOs”) as disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

This advisory proposal is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board, and accordingly, the Board and the compensation committee intend to consider the results of this vote when making determinations in the future regarding NEO compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends that you vote FOR the approval of the compensation of our NEOs because, as discussed in these disclosures, the Board believes that our compensation policies and decisions are effective in achieving our goals. Therefore, the Board recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

RESULTS OF 2018 STOCKHOLDER ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The compensation committee considers the outcome of prior stockholder advisory votes to approve compensation of our NEOs when making future decisions relating to the compensation of the executive officers identified in the CD&A and our executive compensation programs and policies.

At the 2018 Annual Meeting, stockholders expressed their support of our fiscal 2018 executive compensation programs with approximately 96% of the votes cast for approval of the “say on pay” proposal. The compensation committee believes that the voting results conveyed our stockholders’ support for the philosophy, strategy and objectives of our executive compensation programs.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation philosophy and summarizes the material components of our fiscal 2019 executive compensation program for our NEOs. Our NEOs for fiscal 2019 were:

•	Brian Krzanich, President, Chief Executive Officer and Director;
•	Joseph A. Tautges, Executive Vice President, Chief Financial Officer;
•	Mahesh Shah, Executive Vice President, Chief Product and Technology Officer;
•	Daniel P. Flynn, former Executive Vice President, Business Leader, Core DMS;
•	Lee J. Brunz, Executive Vice President, General Counsel and Secretary;
•	Brian P. MacDonald, former President and Chief Executive Officer; and
•	Ronald L. Frey, Jr., former Executive Vice President, Chief Strategy Officer.

Mr. Krzanich began service as our President and Chief Executive Officer on November 7, 2018, the date on which Brian MacDonald resigned as our President and Chief Executive Officer. Mr. MacDonald then served in a non-executive advisory role through his separation from the Company on June 30, 2019. Mr. Flynn resigned as our Executive Vice President, Business Leader, Core DMS and separated from the Company on September 20, 2019. His replacement has not been appointed as of October 10, 2019, the date that this proxy statement was filed with the SEC. Mr. Frey resigned as our Executive Vice President, Chief Strategy Officer, and the position was eliminated on May 1, 2019. Mr. Frey served in a non-executive advisory role through his separation from the Company on June 30, 2019.

EXECUTIVE SUMMARY

Overall Executive Compensation Philosophy

We believe that executive compensation should be designed to create a direct link between performance and stockholder value. To align the interests of our executives with those of our stockholders, the compensation committee has designed our executive compensation program with a substantial emphasis on variable compensation, which ties the earned compensation of our executives to the annual and long-term performance of the Company as measured by financial and strategic accomplishments as well as changes in stockholder value. The five principles that guide our decisions involving executive compensation within this program are that an executive’s compensation should be:

•	based on (i) our overall performance and (ii) the executive’s individual performance;
•	closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;
•	competitive, in order to attract and retain executives critical to our long-term success;
•	consistent with high standards of corporate governance and best practices; and
•	designed so as not to encourage executives to take excessive risks or behave in ways that are inconsistent with our strategy or our high ethical standards.

Our compensation programs are designed so that target pay reflects the market for the executive’s skills and experience, and relative levels of responsibility among our key executives. In addition, the proportion of pay tied to operating performance and changes in stockholder value varies directly with executives’ levels of responsibility and accountability to stockholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has ranges for base salary, total annual cash compensation, and annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We have designed our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may vary above or below targeted levels depending on our overall performance and the achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve superior results. We also believe that it is important for our executive officers and other senior executives to have an ongoing long-term investment in us as outlined in this proxy statement under “Stock Ownership Guidelines.”

Chief Executive Officer Transition

On November 7, 2018, we announced that effective with the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, Mr. MacDonald would resign as President, Chief Executive Officer and director and Mr. Krzanich would assume the roles of President, Chief Executive Officer and director. Mr. MacDonald’s term of employment was scheduled to expire on January 1, 2019 under his employment agreement. On November 5, 2018, Mr. MacDonald and the Company entered into a Transition and Release Agreement (the “Transition Agreement”). Under the terms of the Transition Agreement Mr. MacDonald provided advisory services through June 30, 2019, and then began receiving the severance benefits to which he was entitled under the terms and conditions of his employment agreement. In light of the timing of his exit, Mr. MacDonald did not receive a fiscal 2019 long-term equity incentive compensation award.

The processes undertaken to foster a successful Chief Executive Officer transition were well executed and effective in helping the Company enhance its core automotive software competencies and position itself for future growth while providing for continuity that was integral to achieving strong financial and operational results in fiscal year 2019. See “Fiscal 2019 Results” below for a summary of our fiscal 2019 accomplishments.

Our New Chief Executive Officer’s Employment Agreement

Mr. Krzanich was selected as our next Chief Executive Officer by the Board following an extensive search conducted by the Board’s independent directors and led by the Chair of the nominating and governance committee together with the non-executive Chairman of the Board over a period of several months. Mr. Krzanich is a proven technology Chief Executive Officer with a track record of creating stockholder value who brings to the Company almost 40 years of executive management, technology and strategic leadership, and operational excellence. Importantly, the Board viewed Mr. Krzanich as having the potential to be a transformational leader equipped to drive top-line growth and help us take full advantage of our leadership position in a dynamic and rapidly evolving automotive technology market. Given his proven record of success in innovation and growth at a market-leading technology company, the Board determined that Mr. Krzanich was the right person to evolve and grow our business in the years ahead.

Recognizing that Mr. Krzanich’s unique experience made him a highly sought-after candidate by companies in many other industries, the compensation committee, in consultation with our independent compensation consultant, determined that it was necessary to provide a strongly market competitive compensation package that adequately motivated and incentivized Mr. Krzanich to choose employment with the Company, while simultaneously ensuring an appropriate and ongoing linkage between Mr. Krzanich’s compensation and the Company’s performance. Accordingly, the Company entered into an employment agreement with Mr. Krzanich dated November 5, 2018 that was designed to induce Mr. Krzanich to accept our offer to become President and Chief Executive Officer of the Company, to provide leadership stability to the Company by providing Mr. Krzanich with long-term incentives to remain as President and Chief Executive Officer for an extended period of time, and to align his interests with our stockholders’ interests by establishing that a substantial majority of his compensation will be performance-based.

The key compensation elements contained in Mr. Krzanich’s employment agreement are as follows:

•	an annual base salary of $1,000,000;
•	an annual target incentive cash bonus equal to 150% of his annual base salary;
•	an initial long-term equity incentive grant of: (i) performance stock units (“PSUs”) with a grant date fair value of $8,750,000; (ii) time-vesting stock options with a grant date fair value of $1,875,000; and (iii) performance-vesting stock options with a grant date fair value of $1,875,000; and
•	subsequent target long-term equity incentive compensation for fiscal 2020 having an aggregate grant date fair value of approximately $12,500,000. The mix of equity award instruments or value or equity participation in fiscal 2020 and thereafter are to be determined in the sole discretion of the Board.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

70% of Mr. Krzanich’s equity awards granted in fiscal 2019 were performance-based PSUs and more than 67% of his total compensation for fiscal 2019 was made up of his performance-based incentive cash bonus and PSUs. Mr. Krzanich will have similar target total direct compensation opportunities for the duration of his employment agreement. The long-term equity incentive grants were intended to encourage Mr. Krzanich to accept our offer of employment and create an immediate, performance-based tie to positive changes in stockholder value, thereby fostering commonality of interest between Mr. Krzanich and stockholders. The compensation committee’s independent compensation consultant and the search consultants retained to assist in identifying potential candidates advised the compensation committee that the value of these equity awards were reasonable in relation to typical market practice for an executive of Mr. Krzanich’s experience and proven record of success. Consistent with the alignment of Mr. Krzanich’s interest with those of our stockholders, the decline in our share price since the grant date of Mr. Krzanich’s awards has resulted in a corresponding decline in both the intrinsic value of his stock options as well as the target value of his PSUs.

Fiscal 2019 Results

Fiscal 2019 was a transformative year for CDK Global. We implemented a number of programs aimed at improving our customer experience, continued investment in product offerings such as Drive Flex and Fortellis, completed the acquisition of ELEAD1ONE (“ELEAD”), and announced our plans to sell the advertising business and certain assets of mobile advertising solutions and website services (collectively, the “Digital Marketing Business”). For the first time in over two years we saw site count growth in the North America auto business, a key metric that indicates our focus on building on our world-class software and customer experience competencies is resonating with our dealer customers. We also delivered strong financial results in fiscal 2019, including the following highlights:

Fiscal 2019 Operating Results1

1.	Financial results, including the GAAP to non-GAAP reconciliations, are reflected as reported in the Company’s Annual Report on Form 10-K for fiscal 2019. Effective July 1, 2018 we adopted ASU 2014-09 “Revenue from Contracts with Customers” and related ASUs (“ASC 606”), using the modified retrospective transition approach. We did not recast historical information and have reported financial results in fiscal 2019 under both standards for the transition year for comparability purposes.

Return of Capital

In January 2017, the Board authorized us to repurchase up to $2.0 billion of our common stock as part of a return of capital plan, whereby we have repurchased approximately $1.5 billion of common stock through June 30, 2019. In fiscal 2019, we returned approximately $600.0 million of capital to stockholders via a combination of dividends and share repurchases.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Fiscal 2019 Executive Compensation Highlights

Annual Incentive Cash Bonus

We provide an annual incentive cash bonus to align each senior executive’s interests with our stockholders’ interests, and to reinforce key strategic initiatives and encourage superior individual performance. For fiscal 2019, incentive bonus achievement was based on three core financial performance metrics and individual strategic objectives (“MBOs”). Each of the four metrics is capped at 200% of target. The specific metrics and targets (and the weighting that was placed on each), are as follows:

1.	fiscal 2019 adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) growth of 10% (40%);
2.	fiscal 2019 adjusted core auto software revenue growth of 8% (25%);
3.	fiscal 2019 global sales of $323.7 million (15%); and
4.	individual MBOs (20%).

In August 2019, the compensation committee reviewed the Company’s performance and determined that it exceeded its targets for each of the three financial performance metrics, calculated based on continuing operations as of June 30, 2019. The compensation committee noted that, while the terms of fiscal 2019 incentive bonus program approved by the compensation committee in September 2018 provide for calculating performance by reference to the Company’s continuing operations, we announced our plan to divest our Digital Marketing Business and disclosed that the Digital Marketing Business would be presented as discontinued operations only three days prior to the end of fiscal 2019. Therefore, while actual achievement based on continuing operations resulted in overall financial performance metric achievement at 131.5%, achievement including the Digital Marketing Business’ revenue and adjusted EDITDA resulted in overall financial performance achievement at 70.3%. Accordingly, the compensation committee exercised its negative discretion to adjust actual achievement commensurate with financial performance including the Digital Marketing Business revenue and adjusted EBITDA, because management was responsible for this business for substantially all of fiscal 2019. The calculation of our fiscal 2019 bonus plan is described in more detail below under “Annual Incentive Cash Bonus Program - Fiscal 2019 Financial Results.”

Long Term Equity Incentive Compensation

Grants of Fiscal 2019 Performance Stock Units and Restricted Stock Units

For fiscal 2019, NEOs other than the Chief Executive Officer received a combination of PSUs and time-based restricted stock units (“RSUs”). The compensation committee determined that utilizing both award types for long-term equity incentives balanced the dual goals of focusing our NEOs on growing the revenue and profit of our business over an extended period while also providing for retention during a period of transformation and potential volatility. This structure also better aligned our mix of grant types with those of our peer group.

The Company’s fiscal 2019 long-term equity incentive compensation for its executives consisted of grants of PSUs for 70% of total award value, which cliff vest at the end of a three-year performance period based on actual achievement of performance goals set at the time of the grant. The compensation committee also approved changing the peer group as part of our total shareholder return (“TSR”) modifier from a select group of 48 companies to the S&P Software & Services Select Index, which at the time of grant consisted of 127 companies. RSUs accounted for the remaining 30% of total award value, which have pro rata annual vesting over three years.

Additional equity awards granted in fiscal 2019 were to Messrs. Krzanich and Shah in connection with their first year of service with the Company. Both Messrs. Krzanich and Shah received grants of stock options as part of their employment offers.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Settlement of Fiscal 2017 Performance Stock Units

The NEOs, with the exception of Messrs. Krzanich, Tautges, and Shah, were awarded PSUs in fiscal 2017 (“fiscal 2017 PSU”), which had a three-year performance period that ran from July 1, 2016, to June 30, 2019. Performance goals for the period were set by the compensation committee in September 2016. The primary performance goal was aligned with our business transformation plan adjusted EBITDA margin goal of 39% for full-year fiscal 2019, such that achievement of the business transformation plan goal would result in a maximum number of PSUs earned at 200% of target. The number of PSUs earned was subject to further adjustment depending on the TSR of our common stock during the performance period compared against a performance peer group of companies in similar Global Industry Classification Standard (“GICS”) codes, as well as digital advertising and marketing companies. Lastly, if our compounded annual revenue growth over the performance period cycle was below 3%, awards would be capped at 100% of target.

Under the terms of the fiscal 2017 PSU program approved by the compensation committee in September 2016, our actual adjusted EBITDA margin achievement for fiscal 2019 was calculated based on continuing operations as of June 30, 2019. On June 27, 2019, three days prior to the end of the performance period, we announced our plan to divest our Digital Marketing Business and disclosed that the Digital Marketing Business would be presented as discontinued operations. Further, on September 18, 2018, after almost 75% of the performance period had passed, we acquired ELEAD. The ELEAD acquisition was not a contemplated acquisition at the time the fiscal 2017 PSU program was approved. Therefore, while actual adjusted EBITDA margin achievement based on continuing operations was 40.1%, which would have resulted in achievement at 200% of target, achievement including the Digital Marketing Business adjusted EBITDA, and excluding the impact of ELEAD, resulted in an adjusted EBITDA margin of 38.0%, or achievement at 133% of target. Because management was responsible for and actively managing the Digital Marketing Business as part of the Company’s continuing operations for effectively the full three-year performance period and because ELEAD was acquired near the end of the performance period, the compensation committee exercised its negative discretion to adjust actual achievement commensurate with financial performance including the Digital Marketing Business and excluding ELEAD. The fiscal 2017 PSUs were then settled at 100% of target. This is based on adjusted achievement at 133% of target for our fiscal 2019 adjusted EBITDA margin of 38.0%, multiplied by 75% for our three-year TSR ranking at the 25th percentile in the performance peer group. Finally, the payout was not subject to the revenue growth cap because achievement did not exceed 100% of target. Our PSU awards are described in more detail below under “Compensation Review and Determination - Long-Term Equity Incentive Compensation - Performance-Based Stock Units.”

Fiscal 2019 Total Direct Compensation

A summary of fiscal 2019 total direct compensation for our NEOs is set forth in the following table, and additional detail is presented in the subsequent discussion as well as the tables and narratives that follow this CD&A. The amounts reported in this table exclude “all other compensation” and therefore differ from the amounts reported in the Summary Compensation Table calculated based on SEC rules. This table is included as a supplement to, but is not a substitute for the Summary Compensation Table which is set forth on page 44 of this proxy statement.

Fiscal 2019 Total Direct Compensation
Named Executive Officer	Base Salary ($)[1]	Annual Bonus ($)	PSUs ($)[2]	Stock Options ($)[3]	Restricted Stock Units ($)[4]	Other Bonuses ($)[5]	Total ($)
Krzanich, Brian M.	651,517	914,581	8,749,983	3,749,990	—	—	14,066,071
Tautges, Joseph A.	675,000	534,752	1,041,020	—	449,977		2,700,749
Shah, Mahesh	115,909	120,000	227,489	299,996	597,448	725,000	2,085,842
Flynn, Daniel P.	462,500	274,257	416,372	—	179,991	—	1,333,120
Brunz, Lee J.	412,500	234,807	347,007	—	149,972	—	1,144,286
MacDonald, Brian	930,000	448,655	—	—	—	—	1,378,655
Frey, Ronald L	443,333	241,101	347,007	—	149,972	—	1,181,413
1.	For Messrs. Krzanich and Shah the displayed salary has been prorated based on their fiscal 2019 employment dates of November 7, 2018 and April 22, 2019, respectively.
2.	In accordance with ASC 718, PSUs are deemed granted when the performance target is established. The PSU amounts include the grant date fair value of the fiscal 2019 PSU target awards, which vest on June 30, 2021. The PSU amounts are the same amounts included within Stock Awards in the “Summary Compensation Table for Fiscal 2019” on page 44 of this proxy statement. Awards for Messrs. Krzanich and Shah are their annual fiscal 2019 grant included as part of their employment offers. Mr. Shah’s award is prorated based on his hire date.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

3.	Stock option amounts represent the grant date fair value of the fiscal 2019 awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal 2019” on page 44 of this proxy statement. Awards for Messrs. Krzanich and Shah are included as part of their employment offers. Mr. Shah’s award was included as part of his CDK Global employment offer to offset the equity he would forfeit with his previous employer.
4.	Restricted stock unit amounts represent the grant date fair value of the fiscal 2019 awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal 2019” on page 44 of this proxy statement. Awards for Mr. Shah include his annual fiscal 2019 grant, and a sign-on grant included as part of his CDK Global employment offer to offset the equity he would forfeit with his previous employer.
5.	Sign-on bonus paid to Mr. Shah, with the condition that Mr. Shah will repay the amount (net of taxes) to CDK Global should he voluntarily resign or be terminated for “cause” (as defined in the Corporate Officer Severance Plan) within one year of employment.

GOOD GOVERNANCE AND BEST PRACTICES

We are committed to ensuring that our compensation programs reflect principles of good governance. The following practices are key aspects of our compensation program:

What We Do	What We Don’t Do
Structure a majority of pay as performance-based and not guaranteed	Permit employees to hedge, short-sell, or pledge our common stock
Mitigate undue risk in compensation programs	Reprice or buy out underwater stock options without stockholder approval
Include clawback provisions in our cash and equity incentive programs	Grant discounted stock options
Maintain stock ownership guidelines, including holding requirements to encourage share ownership by executives	Gross up employees for taxes under Internal Revenue Code (the “Code”) Sections 280G or 409A
Include “double-trigger” treatment on change in control payments made under the Change in Control Plan	Pay current cash dividends on unearned PSUs or unvested RSUs
Provide limited perquisites
Use an independent compensation consultant

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

ELEMENTS OF COMPENSATION

The following table summarizes the major elements of our fiscal 2019 executive officer compensation programs:

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data, and comparison to our other executives
Annual Incentive Cash Bonus	To motivate executive officers to achieve Company-wide and individual performance goals	•	80% of bonus opportunity based on financial objectives, 20% based on individual strategic objectives
		•	Financial objectives and targets aligned with business strategy to grow revenue and increase margins
		•	Annual cash bonus payout range of 0-200%
PSU Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders	•	PSUs represent 70% of long-term incentive grant value
		•	Granted annually based on pay grades and individual performance
		•	Based on a three-year performance period
		•	Performance metrics are aligned with the business transformation plan
•
For the three-year performance period, our TSR will be compared to the S&P Software & Services Select Index, which can adjust the PSU award (upward and downward) and thereby focus executives to drive long-term value to stockholders

		•	PSUs have a payout range of 0-260% of target, including the TSR modifier
RSU Awards	Time-based awards to increase retention of executive officers	•	RSUs represent 30% of long-term incentive grant value for NEOs other than the Chief Executive Officer
		•	Granted annually based on pay grades and individual performance
		•	Grants vest in equal annual installments over three years
Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is an increase in stockholder value	•	Stock options represent 30% of the Chief Executive Officer’s long-term incentive grant value and were included as part of the employment offer to Mr. Shah
		•	Grants vest in substantially equal annual installments over a defined time period, typically three or four years

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Consistent with a pay-for-performance philosophy, compensation for Mr. Krzanich and the other NEOs is structured so that a significant portion of their total compensation is at-risk and paid based on meeting certain performance goals. The mix of target total direct compensation (base salary, cash bonus, and long-term incentive awards) for fiscal 2019 was designed to deliver the following approximate proportions of total compensation to Mr. Krzanich and the other NEOs (on average) if Company-wide and individual target levels of performance are achieved. Mr. Krzanich’s higher portion of at-risk compensation reflects his greater responsibility for overall Company performance and other factors discussed above regarding his employment agreement.

Chief Executive Officer and NEO Total Direct Compensation Mix at Target

CEO[1]
NEOs[1] (Average)
7%
10%
25%
58%
AT RISK - 93%
LONG TERM - 83%
29%
20%
36%
15%
AT RISK - 71%
LONG TERM - 51%
Base Salary
Annual Cash Bonus
PSUs
Stock Options

1.	The total direct compensation mix includes: (i) Mr. Krzanich’s base salary and annual incentive cash bonus which are annualized for the full fiscal 2019 even though actual base salary and annual incentive cash bonus are prorated as of his employment date; and (ii) Mr. Shah’s base salary and annual incentive cash bonus which are annualized for the full fiscal 2019 even though actual base salary and annual incentive cash bonus are prorated as of his employment date, and his long-term equity incentive compensation which assumes his annual target excluding sign-on equity compensation awarded during fiscal 2019 pursuant to his employment offer.

COMPENSATION REVIEW AND DETERMINATION

Role of the Compensation Committee

The compensation committee oversees and administers our executive compensation programs. Beginning before the start of the fiscal year the compensation committee reviews the executive compensation program, considers what modifications are appropriate to adapt to changes in market conditions, the Company’s experience with attracting and retaining executive talent, and alignment with the strategic priorities of the business, and then establishes base salaries, target annual cash bonus opportunities, and long-term incentive awards for executives and other eligible employees.

The compensation committee examines compensation data detailing the amounts and mix of base salary, cash bonus, and long-term equity incentives for each of the NEOs, which compare the amounts and mix to competitive compensation levels. We generally target base salary, annual cash bonus, and long-term equity incentives at the median of competitive compensation levels, but will set targets above or below the median when warranted in the judgment of the compensation committee. The degree to which target compensation ranges are above or below the median competitive rate is based on a variety of factors, including each executive’s skill set and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with a long tenure in their role may be positioned higher in the range.

Role of the Compensation Adviser

Our compensation committee has engaged FW Cook as its independent external advisor to provide assistance with the design of our compensation programs regarding the amount and types of compensation that we provide our executives, and how these compare to peer company compensation practices. In June 2018, FW Cook examined the competitiveness of senior executive compensation levels and the Company’s aggregate share usage, dilution, and fair value cost of long-term incentives for all participants, which was used for setting fiscal 2019 target total compensation.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Representatives of FW Cook attend meetings of the compensation committee as requested and may also communicate with the Chair of the compensation committee outside of meetings. As part of its ongoing support to our compensation committee, FW Cook also reviews executive compensation disclosures, reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the committee’s meetings. FW Cook also advises our nominating and governance committee on director compensation and conducts biennial competitive reviews of director compensation.

Role of Competitive Market Data

Survey Market Data

With respect to the total cash and long-term incentive compensation for our Chief Executive Officer and other NEOs, the compensation committee reviews competitive compensation market data based on compensation surveys reflecting the pay practices of publicly traded companies and our compensation peer group, discussed below. The surveys used were the Willis Towers Watson U.S. General Industry Executive Database, the Aon Hewitt U.S. Total Compensation Measurement Executive Survey, and the Radford Global Technology Survey. The general industry surveys are weighted 50% and the technology survey is weighted 50%. In benchmarking compensation levels against the survey data, the compensation committee considered only the aggregated survey data, and the identity of the companies included in the survey data is not disclosed to, or considered by, the compensation committee in its decision-making process. The companies included were based on a revenue range such that the median company revenue approximates the annual revenue for CDK Global or the executive’s business unit, as appropriate. In setting target compensation for the NEOs, the compensation committee also considers the executive’s total compensation for the previous year and internal comparisons of total compensation to our other executive officers.

Peer Companies

For fiscal 2019, the compensation peer group was unchanged from last year and consisted of companies that are of a similar business model to CDK Global (including B-to-B operations, back-office services, and digital marketing services), that are of similar size to CDK Global with revenues between 33% to 300% of our expected annual revenue, and that are considered to be a peer by prominent proxy advisory firms and/or a prevalent peer of our peer group companies. The following companies made up our peer group for fiscal 2019 compensation decisions:

Acxiom Corporation	Adobe Systems Incorporated
Alliance Data Systems Corporation	ANSYS, Inc.
Autodesk, Inc.	AutoNation, Inc.
CA, Inc.[1]	Cadence Design Systems, Inc.
CoStar Group, Inc.	Gartner, Inc.
Group 1 Automotive, Inc.	Intuit Inc.
Open Text Corporation	Red Hat, Inc.
ServiceNow, Inc.	SS&C Technologies Holdings, Inc.
Synopsys, Inc.	Teradata Corporation
Total System Services, Inc.	Verint Systems Inc.
Zillow Group, Inc.
1.	CA, Inc. acquired by Broadcom in November 2018.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Role of Management

The Chief Executive Officer provides recommendations to the compensation committee with respect to each NEO’s overall performance and actual achievement against performance objectives, and in the determination of each NEO’s compensation, other than his own. The compensation committee takes the Chief Executive Officer’s general input into consideration when reviewing and approving compensation for NEOs other than the Chief Executive Officer.

The Chief Executive Officer and Chief Human Resources Officer participate in the development of the performance criteria measures and any plan design changes for our annual bonus and equity plans. The Chief Human Resources Officer incorporates any plan design changes and presents proposed compensation matters to the compensation committee for its review and approval.

CASH COMPENSATION

Base Salary

Base salaries represent fixed amounts paid to each executive for performing their normal duties and responsibilities. For fiscal 2019, the compensation committee determined the amount based on the executive’s overall performance in prior years, level of responsibility, pay grade, competitive positioning, and comparison to our other executives. Based on these criteria, our NEOs received the following annual salary increases in fiscal 2019:

Named Executive Officer	Fiscal 2018 Salary ($)	Increase	Fiscal 2019 Salary ($)[1]
Krzanich, Brian M.	—	—%	1,000,000
Tautges, Joseph A.	650,000	4.6%	680,000
Shah, Mahesh	—	—%	600,000
Flynn, Daniel P.	450,000	3.3%	465,000
Brunz, Lee J.	400,000	3.8%	415,000
MacDonald, Brian	930,000	—%	930,000
Frey, Ronald L	435,000	2.3%	445,000
1.	The salaries for Messrs. Krzanich and Shah are their annual salary.

Annual Incentive Cash Bonus Program

Program Design

The NEOs are eligible to earn an annual incentive cash bonus as a way to align each NEO’s interests with our stockholders’ interests, and to reinforce key strategic initiatives and encourage superior individual performance. Potential payouts are capped at 200% of target based on actual performance against financial metrics and MBOs. There is no minimum payment level, and the entire award opportunity is forfeited if threshold performance metric goals are not achieved. When making final payout determinations, the compensation committee may exercise negative discretion to award less than the maximum potential bonus based on actual performance metric goal achievement.

Each year the compensation committee approves bonus performance metrics aligned with the key components of our operational and strategic success and the degree to which the Chief Executive Officer and the other NEOs have responsibility for overall performance results. They also provide a set of common objectives that facilitate collaborative engagement.

For fiscal 2019, incentive bonus achievement was based on three core financial performance metrics and individual MBOs. The specific metrics and the weighting that was placed on each, are as follows:

1.	fiscal 2019 adjusted EBITDA growth (40%);
2.	fiscal 2019 adjusted Core Auto Software Revenue Growth (25%);
3.	fiscal 2019 global sales (15%); and
4.	individual MBOs (20%).

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Individual MBOs enhance focus on business objectives, such as operational objectives, strategic initiatives, succession planning, and talent development, which are important to the long-term success of the Company. The financial performance metrics are defined and explained in greater detail as follows:

Financial Performance Metrics[1]	Calculation	Rationale for Metric
Adjusted EBITDA Growth (%)[2]	The percentage difference between adjusted EBITDA for fiscal 2019 and adjusted EBITDA for fiscal 2018	Encourages efficient operations and resource allocations in order to maximize earnings relative to the revenue growth

Adjusted Core Auto Software Revenue Growth (%)[3]	The percentage difference between adjusted core auto software revenues for fiscal 2019 and adjusted core auto software revenues for fiscal 2018	Reflects top-line financial performance of our core auto software business, which is a strong indicator of our long-term ability to drive stockholder value

Global Sales ($)[4]	The dollar difference between global sales growth for fiscal 2019 and global sales growth for fiscal 2018	In-year new business and indicator of revenue trajectory for future periods
1.	While financial results are reported in accordance with GAAP, financial performance metric targets and results under incentive plans are sometimes based on non-GAAP or adjusted financial measures. The financial results, whether GAAP or non-GAAP, may be further adjusted as permitted by those plans and approved by the compensation committee. The compensation committee reviewed GAAP to non-GAAP adjustments and any other adjustments to ensure performance took into account the way the goals were set and executive accountability for performance. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts.

An explanation of how management uses adjusted measures and the reasons why management views such measures as providing useful information for investors can be found in our fiscal 2019 Annual Report on Form 10-K. Our adjusted financial measures should be viewed in addition to, and not as an alternative to, financial results prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from the Company’s results should be carefully evaluated.

2.	Adjusted EBITDA is net earnings from continuing operations attributable to CDK Global, based on our historical revenue accounting in accordance with ASC 605, and excluding the impact of foreign exchange by calculating revenues and earnings at budget rates for the current year, as adjusted by those adjustments disclosed in our Annual Report on Form 10-K, the Company-wide impact on bonus funding, and other adjustments permitted by the Company’s 2014 Omnibus Award Plan (the “2014 Plan”), established by the compensation committee at adoption, and subsequently approved by the compensation committee following the completion of the performance period.
3.	Adjusted Core Auto Software Revenue is the combined revenue from continuing operations of our CDK North America and CDK International segments based on our historical revenue accounting in accordance with ASC 605, and excluding the impact of foreign exchange by calculating revenues and earnings at budget rates for the current year, as adjusted by those adjustments disclosed in our Annual Report on Form 10-K, and other adjustments permitted by the 2014 Plan, established by the compensation committee at adoption, and subsequently approved by the compensation committee following the completion of the performance period.
4.	The Company does not disclose its definition of Global Sales because this information is not otherwise publicly disclosed by the Company, and the Company believes it would cause competitive harm to do so in this proxy statement. Global Sales targets may vary from year-to-year based on the sales function’s annual objectives and may be impacted by factors such as the weighting of customer retention versus new customer growth in a specific year. After careful consideration, the compensation committee determined that it was appropriate to set the Threshold, Target, and Maximum levels for Global Sales at levels lower than the prior fiscal year, but consistent with the Company’s fiscal 2019 operating plan approved by the Board, 2019 financial outlook, and customer retention strategy. Consistent with the other financial targets, Global Sales targets were set at levels necessary to drive stockholder value.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Design Changes for Fiscal 2019

The terms of the fiscal 2019 annual incentive cash bonus program remained largely consistent with those of the program from the prior year. Two adjustments were made to better align executives’ interests to the interests of our stockholders and to reflect the Company’s focus on driving revenue and earnings growth to enhance the ultimate performance of the Company as a whole:

•	Adjusted EBITDA margin and adjusted EBITDA were replaced with adjusted EBITDA growth; and
•	Global revenue was replaced with adjusted Core Auto Software Revenue Growth.

The compensation committee made these changes following the Board’s review and approval of our fiscal 2019 operating plan because it determined that they balanced shorter-term drivers of stockholder value while remaining aligned with the longer-term goals set for the same objectives for the fiscal 2019 PSUs. The compensation committee believes such a balance drives the appropriate amount of focus on propelling short and long-term revenue growth in the Company’s strategic core software business, without detracting from the ultimate performance of the Company as a whole.

Fiscal 2019 Financial Results

In August 2019, the compensation committee reviewed and determined performance against the three core financial performance metrics, calculated based on continuing operations as of June 30, 2019, as follows:

Financial Performance Metric	Weight	Threshold (50% of Target)[1]	Target[1]	Maximum (200% of Target)[1]	Actual Results[2]	Percentage of Target Annual Incentive Funded
Adjusted EBITDA Growth (%)	40%	8.0%	10.0%	14.0%	12.3%	63.0%
Adjusted Core Auto Software Revenue Growth (%)	25%	7.0%	8.0%	9.8%	9.4%	43.1%
Global Sales ($) millions	15%	$291.3	$323.7	$388.4	$367.4	25.4%
Total	80%	—	—	—	—	131.5%
1.	Targets are publicly disclosed after the end of the performance period.
2.	Adjusted EBITDA growth and adjusted core auto software revenue growth results are from continuing operations and exclude results from our Digital Marketing Business, which was presented as discontinued operations for fiscal 2019. Adjusted EBITDA has been adjusted for the impact of budgeted foreign currency exchange rates and to neutralize the positive impact on adjusted EBITDA resulting from the lower bonus funding based on discretion, and adjusted core auto software revenue growth has been adjusted for the impact of budgeted foreign currency exchange rates, both as permitted by the 2014 Plan and as approved by the compensation committee.

The compensation committee noted that, while the terms of fiscal 2019 incentive bonus program approved by the compensation committee in September 2018 provide for calculating performance by reference to the Company’s continuing operations, we announced our plan to divest our Digital Marketing Business and disclosed that the Digital Marketing Business would be presented as discontinued operations only three days prior to the end of fiscal 2019. Therefore, while actual achievement based on continuing operations resulted in overall financial performance metric achievement at 131.5%, achievement including the Digital Marketing Business’ revenue and adjusted EDITDA resulted in overall financial performance achievement at 70.3% as follows:

Financial Performance Metric	Weight	Threshold (50% of Target)	Target	Maximum (200% of Target)	Results after Discretion[1]	Percentage of Target Annual Incentive Funded
Adjusted EBITDA Growth (%)	40%	8.0%	10.0%	14.0%	8.0%	20.1%
Adjusted Core Auto Software Revenue Growth (%)	25%	7.0%	8.0%	9.8%	8.0%	24.8%
Global Sales ($) millions	15%	$291.3	$323.7	$388.4	$367.4	25.4%
Total	80%	—	—	—	—	70.3%
1.	Adjusted EBITDA growth and adjusted core auto software revenue growth reflect results as if the Digital Marketing Business had not been presented as discontinued operations for fiscal 2019.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Accordingly, the compensation committee exercised its negative discretion to adjust actual achievement commensurate with financial performance including the Digital Marketing Business revenue and adjusted EBITDA, because management was responsible for this business for substantially all of fiscal 2019.

Discussion of MBOs

With respect to performance against the MBOs, the compensation committee evaluated Mr. Krzanich’s performance during an executive session held in August 2019. The evaluation included an analysis of Mr. Krzanich’s performance against all of his individual MBOs, which included defining a long-term strategy for the Company; identifying and executing strategic mergers, acquisitions and divestitures; retaining customers; and establishing the right organization design and leadership talent to achieve our strategic objectives. After conducting a thorough review of Mr. Krzanich’s performance, the compensation committee determined that Mr. Krzanich’s MBO performance was achieved at 120%.

As the Chief Executive Officer, Mr. Krzanich evaluated the performance of the other executive officers and presented his recommendations to the compensation committee in August 2019 based on those evaluations. The evaluations included an analysis of each officer’s performance against his or her individual MBOs, which are intended to be differentiated performance metrics. After discussion, the compensation committee determined the degree of attainment of the MBOs. The results of these evaluations and selected MBOs for the other NEOs are summarized below:

Mr. Tautges. The compensation committee determined that Mr. Tautges’ MBO performance was achieved at 140%. Mr. Tautges’ MBOs included: improve customer retention by delivering analytics and instrumentation, improve forecast process and visibility, operationalize new financial organization design, and implement and operationalize new business review process.

Mr. Shah. Mr. Shah began employment with CDK Global in our fiscal 2019 4th quarter and he did not have specific MBOs established; however, Mr. Shah was tasked to evaluate our existing technology, and develop a plan to modernize our technology and applications.

Mr. Flynn. The compensation committee determined that Mr. Flynn’s MBO performance was achieved at 140%. Mr. Flynn’s MBOs included: improve customer retention including driving ELEAD integration to grow sites, chart a path towards world class customer support, establish a customer success organization and create a plan for reducing losses, drive further productivity in the installation process, and drive growth in shrinking products.

Mr. Brunz. The compensation committee determined that Mr. Brunz’s MBO performance was achieved at 120%. Mr. Brunz’s MBOs included: support customer retention efforts through a review and revisions to customer contracting policies and processes, ensure the CDK Global executive leadership team and the Board understand the current litigation landscape, support Fortellis and Drive Flex efforts including the associated governance and compliance elements, and drive improvements in the M&A process.

Mr. MacDonald. Based on the terms of his Transition Agreement, Mr. MacDonald was deemed to have an individual performance rating of 100% for this portion of bonus determination.

Mr. Frey. Based on the terms of his separation in accordance with the terms of the Company’s Amended and Restated Corporate Officer Severance Plan, Mr. Frey was deemed to have an individual performance rating of 100% for this portion of bonus determination.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Based on the findings of these performance evaluations, the compensation committee evaluated performance against the non-financial metrics for the NEOs to determine the overall level of achievement in the table below. We do not disclose detailed MBO goals for each NEO out of concern for competitive harm.

Named Executive Officer	Actual Performance as a Percentage of Target (%)	Weight (%)	Percentage of Target Annual Incentive Funded
Krzanich, Brian M.	120%	20%	24%
Tautges, Joseph A.	140%	20%	28%
Shah, Mahesh	N/A	N/A	N/A
Flynn, Daniel P.	140%	20%	28%
Brunz, Lee J.	120%	20%	24%
MacDonald, Brian	100%	20%	20%
Frey, Ronald L	100%	20%	20%

Fiscal 2019 Annual Incentive Cash Bonus Payouts

Based on the fiscal 2019 financial and non-financial level of performance after applying negative discretion as described above, the calculated annual incentive results for the NEOs under the annual incentive cash bonus program ranged between 90.3% and 98.3% of target. The calculated annual incentive awards prior to and after the compensation committee’s application of negative discretion are reflected in the table below.

Fiscal 2019 Annual Incentive Cash Bonus Program Payout
	Percentage of Target Annual Incentive Payout							Total Annual Incentive Payout[1]
Named Executive Officer	Annual Base Salary ($)	Annual Incentive Target (%)	Financial Metrics (%)		Non- Financial Metrics (%)	As % of Target Annual Incentive (%)		Calculated Results Prior to Discretion ($)	Actual Payout After Negative Discretion ($)
			Prior to Discretion	After Discretion		Prior to Discretion	After Discretion	Prior to Discretion	After Discretion

Krzanich, Brian M.	1,000,000	150%	131.5%	70.3%	24%	155.5%	94.3%	1,508,137	914,581
Tautges, Joseph A.	680,000	80%	131.5%	70.3%	28%	159.5%	98.3%	867,680	534,752
Shah, Mahesh	600,000	N/A	N/A	N/A	N/A	N/A	N/A	120,000	120,000
Flynn, Daniel P.	465,000	60%	131.5%	70.3%	28%	159.5%	98.3%	445,005	274,257
Brunz, Lee J.	415,000	60%	131.5%	70.3%	24%	155.5%	94.3%	387,195	234,807
MacDonald, Brian	930,000	150%	131.5%	70.3%	20%	151.5%	90.3%	752,727	448,655
Frey, Ronald L	445,000	60%	131.5%	70.3%	20%	151.5%	90.3%	404,505	241,101
1.	Mr. Krzanich’s actual annual bonus amount was prorated based on the 236 days worked during fiscal 2019, in accordance with the terms of his Employment Agreement. Mr. Shah received his guaranteed fiscal 2019 bonus of $120,000, in accordance with the terms of his offer of employment. Mr. MacDonald’s annual bonus was prorated based on the 130 days he served as Chief Executive Officer during fiscal 2019, in accordance with his Transition Agreement.

LONG-TERM EQUITY INCENTIVE COMPENSATION PROGRAMS

We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. Beginning with fiscal 2019, for NEOs other than the Chief Executive Officer, the compensation committee replaced stock options with RSUs in the mix of long-term incentive awards. The decision to grant RSUs was made to increase the retention impact of our program during a time of transformation, and improve the external market competitiveness of our program by aligning with

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

the more prevalent time-based equity grant type found in our compensation peer group. The compensation committee will continue to be able to grant stock options where it deems appropriate, for example, the grants made to Messrs. Krzanich and Shah in connection with their offers of employment.

The Company’s fiscal 2019 long-term equity incentive compensation for its executives consisted of a grant of PSUs for 70% of total award value, which cliff vest at the end of a three-year performance period based on actual achievement of performance goals set at the time of the grant, and for NEOs other than the Chief Executive Officer, a grant of RSUs for the remaining 30% of total award value, which have pro rata annual vesting over three years. Each executive officer is awarded a target dollar value of PSUs and RSUs. The target dollar value is converted into grants of the respective award based on the closing stock price on the date of grant. Mr. Krzanich’s PSU target dollar value was converted into a grant based on the fair market value of CDK Global stock on the date of grant.

The compensation committee selected these awards because they ensure that the overall long-term incentive program is tied closely to changes in stockholder value and the degree to which critical operating objectives are attained while also supporting our talent attraction and retention objectives. The compensation committee may also from time to time grant discretionary awards of time-based restricted stock and RSUs. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation.

The awards granted during fiscal 2019, which include fiscal 2019 PSUs, and fiscal 2019 RSUs for Messrs. Tautges, Shah, Flynn, Brunz, and Frey, as well as stock options included in the employment offers to Messrs. Krzanich and Shah, are summarized in the table below (the fair market value of these awards can be found in the “Grants of Plan-Based Awards” Table on page 46 of this proxy statement):

Named Executive Officer	Fiscal 2019 Target PSU Awards[1]	Fiscal 2019 RSU Awards[2]	Fiscal 2019 Stock Option Awards[3]
Krzanich, Brian M.	185,381	—	299,473
Tautges, Joseph A.	17,244	7,390	—
Shah, Mahesh	4,110	10,794	22,288
Flynn, Daniel P.	6,897	2,956	—
Brunz, Lee J.	5,748	2,463	—
MacDonald, Brian	—	—	—
Frey, Ronald L	5,748	2,463	—
1.	A description of the financial objectives and performance period for the fiscal 2019 PSUs is described below in this section under - Performance-Based Stock Units.
2.	With the exception of the RSUs awarded to Mr. Shah, the RSUs awards for fiscal 2019 vest in equal installments on the first three anniversaries of the grant date. The RSUs awarded on May 2, 2019, to Mr. Shah consisted of: (i) a prorated fiscal 2019 award of 1,761 RSUs that vest in equal installments on the first three anniversaries of the grant date; and (ii) 9,033 sign on RSUs that vest 70% on the first on the first anniversary of the grant date and 30% on the second anniversary of the grant date.
3.	Mr. Krzanich’s stock options consisted of: (i) 147,405 time vested stock options that vest in equal installments on each of the first three anniversaries of his employment date, November 7, 2018; and (ii) 152,068 stock options that vest 100% on the third anniversary of his employment date, if: (a) he remains employed with the Company in good standing through such third anniversary; and (b) the average closing price of the Company’s common stock over any period of twenty (20) consecutive trading days ending prior to such third anniversary exceeds the closing price of the Company’s common stock on the date of grant by at least ten percent (10%). Condition (b) was achieved during fiscal 2019.

Mr. Shah’s stock options will vest in equal installments on each of the first four anniversaries of the grant date.

Performance-Based Stock Units

We granted fiscal 2019 PSUs to all of our officers based upon their pay grades, and for officers other than the Chief Executive Officer, based on input from the Chief Executive Officer to the compensation committee. Potential payouts can range from 50% to 200% of target for threshold and maximum performance respectively. If threshold performance is not achieved, the PSUs will be forfeited. The number of PSUs earned is subject to further adjustment (increase or decrease) depending on the TSR of our common stock during the three-year performance period compared against a performance peer group which can increase the maximum payout to 260% of target. For fiscal 2019 the compensation committee approved changing the TSR peer group from a customized group of 48 companies to the S&P Software & Services Select Index, which at the time of grant consisted of 127 companies.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The fiscal 2019 PSU program was approved by the compensation committee in September 2018 based on the following financial objectives that are measured over a three-year performance period that runs from July 1, 2018, to June 30, 2021, and the impact of relative TSR on the award payout:

	Adjusted EBITDA Growth (%) (50% weight)	Adjusted Global Revenue Growth (%) (50% weight)	Goal Achievement Payout Percentage of Target Award
Threshold	4%	3.0%	50%
Target	8%	3.5%	100%
Maximum	12%	4.4%	200%
TSR Percentile (%ile) Rank	PSU Modification
> 75th %ile	+30% modifier
66th to 75th %ile	+20% modifier
56th to 65th %ile	+10% modifier
45th to 55th %ile	No modifier
35th to 44th %ile	-10% modifier
25th to 34th %ile	-20% modifier
< 25th %ile	-30% modifier

The compensation committee selected adjusted EBITDA growth and adjusted global revenue growth as the performance metrics beginning in fiscal 2019, because it believes these metrics are critical drivers of sustained value creation over the longer term. The compensation committee desired to add a focus on year-over-year improvement, and to set a long-term trajectory for the corresponding one-year objectives set for the fiscal 2019 annual incentive cash bonus plan.

After the conclusion of the three-year performance cycle the compensation committee will confirm the final adjusted EBITDA growth and adjusted global revenue growth results to determine the percentage of target achieved based on such results by using straight-line interpolation between lower and upper bounds of the award range. The compensation committee will also confirm the three-year TSR results for the performance period. The PSU award earned will also be credited with dividend equivalents from the grant date of the target award until the issuance date, assuming all dividends were reinvested in our stock at the time dividends are paid. The PSUs earned will be paid in the form of shares of our common stock following the conclusion of the three-year performance period.

We believe that this program is aligned to our business transformation plan to grow revenues and margin and further the Company’s long-term financial goals by aligning the compensation of our key executives with our long-term operating performance, creating commonality of interest between executives and stockholders, and supporting our talent retention objectives.

Settlement of Fiscal 2017 PSUs

Our executives, including the NEOs, with the exception of Messrs. Krzanich, Tautges, and Shah, were awarded fiscal 2017 PSUs, which had a three-year performance period that ran from July 1, 2016, to June 30, 2019. Performance goals for the period were set by the compensation committee in September 2016. The primary performance goal was aligned with our business transformation plan adjusted EBITDA margin goal of 39% for full-year fiscal 2019, such that achievement of the business transformation plan goal would result in a maximum number of PSUs earned at 200% of target. The number of PSUs earned was subject to further adjustment depending on the TSR of our common stock during the performance period compared against a performance peer group of companies in similar GICS codes, as well as digital advertising and marketing companies. Lastly, if our compounded annual revenue growth over the performance period cycle was below 3%, awards would be capped at 100% of target.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the terms of the fiscal 2017 PSU program approved by the compensation committee in September 2016, our actual adjusted EBITDA margin achievement for fiscal 2019 was calculated based on continuing operations as of June 30, 2019. On June 27, 2019, three days prior to the end of the performance period, we announced our plan to divest our Digital Marketing Business and disclosed that the Digital Marketing Business would be presented as discontinued operations. Further, on September 18, 2018, after almost 75% of the performance period had passed, we acquired ELEAD. The ELEAD acquisition was not a contemplated acquisition at the time the fiscal 2017 PSU program was approved. Therefore, while actual adjusted EBITDA margin achievement based on continuing operations was 40.1%, which would have resulted in achievement at 200% of target, achievement including the Digital Marketing Business adjusted EBITDA, and excluding the impact of ELEAD, resulted in an adjusted EBITDA margin of 38.0%, or achievement at 133% of target. Because management was responsible for and actively managing the Digital Marketing Business as part of the Company’s continuing operations for effectively the full three-year performance period and because ELEAD was acquired near the end of the performance period, the compensation committee exercised its negative discretion to adjust actual achievement commensurate with financial performance including the Digital Marketing Business and excluding ELEAD. The fiscal 2017 PSUs were then settled at 100% of target. This is based on adjusted achievement at 133% of target for our fiscal 2019 adjusted EBITDA margin of 38.0%, multiplied by 75% for our three-year TSR ranking at the 25th percentile in the performance peer group. Finally, the payout was not subject to the revenue growth cap because achievement did not exceed 100% of target.

Our TSR Peer Group (for Fiscal 2017 PSUs)

Our TSR peer group includes companies of any size against which we can best measure financial and business performance. Our compensation peer group disclosed above is distinguished from our TSR peer group in that the compensation peer group companies are broadly reflective of the industry in which we compete for executive talent and provide a good indicator of the current range of executive compensation for companies within a reasonable size range of CDK Global. The companies in our TSR performance peer group1 are:

58.com	Fidelity National Information Services	ServiceNow
Activision Blizzard	FireEye	Splunk
Akamai Technologies	Fiserv	SS&C Technologies Holdings
Alliance Data Systems Corporation	FleetCor Technologies	Symantec
Amdocs	Fortinet	Synopsys
Ansys	Gartner	Tableau Software
Autodesk	Global Payments	Teradata Corporation
Autohome	IAC/InterActive	The Interpublic Group of Companies
Broadridge Financial Solutions	LendingClub	The Western Union Company
Cadence Design Systems	Mercadolibre	Total System Services
Check Point Software Technologies	NetEase	Twitter
Citrix Systems	Nuance Communications	VeriSign
CoStar Group	Omnicom Group	Workday
DXC Technology (formerly Computer Sciences Corporation)	Paychex	Worldpay Inc.
Electronic Arts	Red Hat	Xerox
FactSet Research Systems	Sabre
1.	CA, Inc. (CA) was acquired by Broadcom Inc. in November 2018 and removed from the TSR peer group.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Stock Options

For fiscal 2019, stock options were not granted as part of the annual grant cycle for NEOs. When stock options are awarded they have an exercise price equal to the closing market price of our common stock on the date of grant. Executives will realize value only if the market price of our common stock increases during the period the option is outstanding, which provides a strong incentive to our executives to increase stockholder value that can be sustained over time.

For fiscal 2019, the compensation committee only approved stock option grants as part of the employment offers to Messrs. Krzanich and Shah. The stock options granted to Mr. Krzanich and Mr. Shah were time-vesting stock options that vest in three equal annual installments on the first three anniversaries of the grant date. Mr. Krzanich also received performance-vesting stock options that vest on the third anniversary of the grant date, if and only if the average closing price of the Company’s common stock over any 20 consecutive trading days ending on or prior to such vesting date equals or exceeds 110% of the closing price of the Company’s common stock on the date of grant. The performance component of the performance-vesting stock options was achieved during fiscal 2019.

Additional stock option grants may be made at any time to assist us in recruiting, promoting, or retaining executives.

OTHER COMPENSATION COMPONENTS AND CONSIDERATIONS

In addition to the compensation components discussed above and the same health and welfare benefits and retirement benefits available to our U.S. employees generally, we offer the NEOs deferred compensation, limited perquisites, change in control protection, and severance benefits. We believe that these additional benefits are fair, competitive, and consistent with our overall compensation philosophy, and designed to ensure that we can effectively retain our NEOs and compete for executive talent.

Benefits

We do not provide a defined benefit pension plan to our employees. Benefits for executives are generally the same as those available to all employees, including a group health plan, a group life insurance program, and a qualified 401(k) plan with matching Company contributions capped based on applicable IRS limits.

All of our executive officers are also eligible to participate in our Deferred Compensation Plan which permits the executives to elect to defer payment of all or a portion of their annual cash bonuses. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives, and to provide our executive officers with a tax-efficient way to save for retirement. We do not match deferrals by these executive officers or otherwise contribute any amounts to the NEOs’ deferred compensation accounts. We generally do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions because the value of such accounts reflects voluntary contributions made by the individual executives and the earnings (or losses) thereon. Cash bonus contributions are fully vested from the date of deferral. Participants can elect to have payment of deferred amounts commence on an in-service date or upon retirement, and the form of payment can be in either installments or a lump sum.

We also provide the CDK Global, Inc. Retirement Savings and Restoration Plan, which is designed to restore or replace Company contributions that cannot be provided under the qualified 401(k) plan due to IRS limits. Company contributions on eligible compensation above the IRS limits are deposited into a nonqualified bookkeeping account established for each participant in accordance with the program. Company contributions under this program are subject to the same vesting conditions as would have applied to the corresponding Company contributions under the qualified 401(k) plan.

Perquisites

We provide our NEOs with the use of automobiles leased by us. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales conference. We also provide relocation benefits when an employee is asked to change work locations as part of his or her employment with us.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Change in Control Severance Plan for Corporate Officers

Our Change in Control Severance Plan for Corporate Officers provides benefits in the case of an involuntary termination of employment (other than for cause) in connection with a change in control and is designed to: (i) retain our corporate officers; and (ii) align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. Each of our NEOs participates in this plan.

The severance formulas used for the Chief Executive Officer and the other participating executive officers are each designed to provide the level of temporary replacement income that we feel is appropriate for that office, but the compensation that our executive officers may receive after termination of employment or a change in control is not taken into account when current compensation levels are determined.

Our Change in Control Severance Plan is described in more detail below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control.”

Corporate Officer Severance Plan

Our Corporate Officer Severance Plan provides benefits in the case of an involuntary termination of employment (other than for cause) other than in connection with a change in control and is designed to: (i) attract and retain executive officers by a level of protection against involuntary job loss; (ii) provide an appropriate level of benefit to enable executive officers to transition to new employment; and (iii) secure restrictive covenants such as non-competition, non-solicitation, etc.

As described below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control,” participating executive officers have separation entitlements under the Corporate Officer Severance Plan that differ from those available to the Chief Executive Officer.

Our Corporate Officer Severance Plan is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.”

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to each of the company’s principal executive officer, principal financial officer and the company’s three next most highly compensated executives (“covered employees”). The Tax Reform and Jobs Act of 2017 (“Tax Legislation”) eliminated the ability of companies to rely on the “performance-based” compensation exception under Section 162(m) and extended the application of Section 162(m) to compensation payable to any person who was a covered employee at any time after 2016 (including compensation payable after termination of employment). As a result, beginning in 2018, we were no longer able to take a deduction for any compensation paid to our NEOs in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and the compensation qualifies for transition relief applicable to certain arrangements in place on November 2, 2017. It is expected that the application of the transition rule will be of limited future value with respect to the preservation of deductions for compensation payable to covered employees in excess of the Section 162(m) limits.

In general, our philosophy is to seek to preserve the tax deductibility of executive compensation to the extent practicable and consistent with our overall compensation philosophies and, although we take into account accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants, we do not make compensation determinations based on the accounting treatment of any particular type of award. Rather, the compensation committee believes that the overriding considerations when evaluating the design component of our executives’ compensation are the effectiveness of the component with respect to recruiting, retaining, and motivating highly talented executives and the stockholder value that management and the compensation committee believe that the pay component reinforces. Therefore, a significant portion of our NEOs’ compensation has and should remain tied to the Company’s performance without regard to the changes to Section 162(m). Accordingly, the changes to Section 162(m) have not significantly impacted our compensation philosophy.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Recovery (Clawback)

In addition to the clawback provision contained in the 2014 Plan, the Board adopted a compensation recovery policy in September 2015, whereby the compensation committee will recoup any incentive compensation (including requiring the reimbursement of any cash incentive compensation or canceling any equity award granted pursuant to the 2014 Plan) if: (i) with respect to the recoupment of any equity award granted pursuant to the 2014 Plan, the recipient of such equity award, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in any activity that is in conflict with or adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the compensation committee in its sole discretion; or (ii) with respect to the recoupment of any cash incentive compensation, the recipient of such cash incentive compensation engages in fraud or conduct contributing to any financial restatements or irregularities, as determined by the compensation committee in its sole discretion. In addition, if, with respect to the recoupment of any equity award granted pursuant to the 2014 Plan, a recipient engages in any activity referred to in clause (i) of the preceding sentence, the recipient will forfeit any gain as a result of any such incentive compensation (including any gain realized on the vesting or exercise of any equity award) and must repay that gain to the Company.

Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies

Our Insider Trading Policy prohibits directors, executive officers, and employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our directors, executive officers, and employees are also prohibited from engaging in short sales related to our common stock. The policy also prohibits any pledging of our common stock, including holding common stock in a margin account.

Stock Ownership Guidelines

We have established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. The stock ownership guidelines were set on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and dependent children). Our executive officers are expected to satisfy the guidelines within five years of becoming an executive officer.

Under our stock ownership guidelines, Mr. Krzanich is expected to own an amount of our stock equal in value to six times his base salary. Our other executive officers are expected to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of our common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of RSUs or the settlement of PSUs. As of September 15, 2019, Mr. Brunz had satisfied the guidelines. The other executive officers are making progress towards achievement and are expected to satisfy the guidelines within the relevant time period.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board oversees the Company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference to the Company’s Annual Report on Form 10-K for fiscal 2019 and in this proxy statement.

COMPENSATION COMMITTEE

Willie A. Deese, Chair

Robert E. Radway

Eileen J. Voynick

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION COMMITTEE OVERSIGHT

The compensation committee considered the risks presented by our compensation policies and practices at its meeting held in September 2019 and believes that our policies and practices of compensating employees do not, in the context of our business and our strategy, encourage excessive or unnecessary risk-taking for the following reasons:

•	Our incentive plans have diverse performance measures with rigorous goals, including our financial measures and our business unit financial measures, operational measures, and individual measures;
•	Our compensation programs balance annual and long-term incentive opportunities;
•	We cap incentive plan payouts within a reasonable range;
•	The mix of PSUs, RSUs, and stock options in our long-term incentive programs serves the best interests of our stockholders and us; and
•	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL 2019

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Krzanich, Brian M.	2019	651,517	—	8,749,983	3,749,990	914,581	40,143	14,106,214
President and Chief	2018	—	—	—	—	—	—	—
Executive Officer	2017	—	—	—	—	—	—	—
Tautges, Joseph A.	2019	675,000	—	1,490,997	—	534,752	185,735	2,886,484
EVP, Chief Financial	2018	595,833	400,000	1,722,857	389,998	418,735	80,063	3,607,486
Officer	2017	—	—	—	—	—	—	—
Shah, Mahesh	2019	115,909	725,000	824,937	299,996	120,000	11,844	2,097,686
EVP, Chief Product and	2018	—	—	—	—	—	—	—
Technology Officer	2017	—	—	—	—	—	—	—
Flynn, Daniel P.	2019	462,500	—	596,363	—	274,257	46,540	1,379,660
President, CDK North	2018	425,000	—	1,034,501	—	237,600	44,092	1,741,193
America	2017	370,833	—	757,373	299,990	255,750	59,221	1,743,167
Brunz, Lee J.	2019	412,500	—	496,979	—	234,807	48,188	1,192,474
EVP, General Counsel and	2018	393,333	—	499,962	—	196,800	64,125	1,154,220
Secretary	2017	355,000	—	745,597	239,998	245,520	44,031	1,630,146
MacDonald, Brian	2019	930,000	—	—	—	448,655	133,575	1,512,230
former President and Chief	2018	925,000	—	—	—	1,116,000	165,082	2,206,082
Executive Officer	2017	900,000	—	10,260,183	2,999,982	1,534,500	117,918	15,812,583
Frey, Ronald L	2019	443,333	—	496,979	—	241,101	42,077	1,223,490
former EVP, Chief	2018	—	—	—	—	—	—	—
Strategy Officer	2017	—	—	—	—	—	—	—
1.	Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in each fiscal year as computed in accordance with ASC 718, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts presented in the Stock Awards column include the grant date fair value of RSUs, and PSUs based upon their probable outcome of the performance condition as of the grant date. For additional information about the assumptions used in these calculations, see Note 6 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

The maximum grant date fair value of PSUs granted in fiscal 2019, assuming achievement of the highest level of performance would be as follows: Mr. Krzanich, $22,749,956; Mr. Tautges, $2,706,653; Mr. Shah, $591,470; Mr. Flynn, $1,082,567; Mr. Brunz, $902,218, and Mr. Frey, $902,218.

2.	Performance-based bonuses paid under the annual cash bonus program are shown in this column. A discussion of our annual cash bonus program may be found in our CD&A under “Cash Compensation-Annual Incentive Cash Bonus Program.”
3.	Refer to the “All Other Compensation for Fiscal 2019” table below for further information.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

ALL OTHER COMPENSATION FOR FISCAL 2019

Name	Automotive ($)[1]	Employer- Sponsored Retirement ($)[2]	Travel & Living Expenses ($)[3]	Life and Accidental Death Insurance ($)[4]	Spousal Travel ($)[5]	Termination- Related Payments ($)[6]	Tax Payments ($)[7]	Matching Charitable Contributions ($)[8]	Other ($)[9]	Total ($)
Krzanich, Brian M.	—	14,467	21,913	763	—	—	—	3,000	—	40,143
Tautges, Joseph A.	18,695	45,307	—	1,308	1,098	—	26,374	—	92,953	185,735
Shah, Mahesh	—	11,550	—	294	—	—	—	—	—	11,844
Flynn, Daniel P.	17,225	27,304	—	913	1,098	—	—	—	—	46,540
Brunz, Lee J.	17,223	17,273	—	815	1,098	—	3,079	4,500	4,200	48,188
MacDonald, Brian	17,578	86,212	10,506	550	1,098	17,631	—	—	—	133,575
Frey, Ronald L	12,285	27,320	—	874	1,098	—	—	500	—	42,077
1.	Actual costs to the Company of leasing automobiles and related insurance, registration, and maintenance.
2.	Represents matching contributions made by the Company on behalf of the employee to the Company’s Retirement and Savings Plan (Mr. Krzanich, $14,467; Mr. Tautges, $11,550; Mr. Shah, $11,550; Mr. Flynn $11,865; Mr. Brunz, $11,813; Mr. MacDonald, $11,830; and Mr. Frey, $11,690), and contributions to the Restoration Plan (Mr. Tautges, $33,757; Mr. Flynn, $15,439; Mr. Brunz, $5,460; Mr. MacDonald, $74,382; and Mr. Frey, $15,630).
3.	Represents travel expenses incurred by Messrs. Krzanich and MacDonald between their respective places of residence and our corporate headquarters as agreed to in their respective employment contract.
4.	Life insurance and accidental death and dismemberment premiums paid by the Company for the NEOs.
5.	Amounts paid by the Company on behalf of the executive’s spouse or significant other who accompanied them in connection with business-related travel sponsored by the Company.
6.	Reimbursement of legal fees incurred by Mr. MacDonald in connection with his transition agreement.
7.	Gross-up of relocation expenses provided to Messrs. Tautges and Brunz.
8.	Reflects matching charitable contributions made by the CDK Global Matching Gift Program.
9.	Relocation expenses paid by CDK Global for the relocation of Messrs. Tautges and Brunz.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2019

Name	Grant Date[1]	Award Date[1]	Plan Under which Grant was Made	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)[3]
				Threshold ($)	Target (#)	Maximum ($)	Threshold (#)[2]	Target (#)	Maximum (#)

Krzanich, Brian M.			Cash Bonus	484,932	969,863	1,939,726
	9/6/2018	11/9/2018	FY 2019 PSU				64,883	185,381	481,991				8,749,983
	11/9/2018		FY 2019 Stock Option (Time Vesting)								147,405	50.77	1,874,992
	11/9/2018		FY 2019 Stock Option (Performance Vesting)								152,068	50.77	1,874,998
Tautges, Joseph A.			Cash Bonus	272,000	544,000	1,088,000
	9/6/2018		FY 2019 PSU				6,035	17,244	44,834				1,041,020
	9/6/2018		FY 2019 RSU							7,390			449,977
Shah, Mahesh			Cash Bonus		120,000
	9/6/2018	5/2/2019	FY 2019 PSU				1,439	4,110	10,686				227,489
	5/2/2019		FY 2019 RSU							1,761			97,471
	5/2/2019		RSU							9,033			499,977
	5/2/2019		Stock Option								22,288	55.35	299,996
Flynn, Daniel P.			Cash Bonus	139,500	279,000	558,000
	9/6/2018		FY 2019 PSU				2,414	6,897	17,932				416,372
	9/6/2018		FY 2019 RSU							2,956			179,991
Brunz, Lee J.			Cash Bonus	124,500	249,000	498,000
	9/6/2018		FY 2019 PSU				2,012	5,748	14,945				347,007
	9/6/2018		FY 2019 RSU							2,463			149,972
MacDonald, Brian			Cash Bonus	248,425	496,849	993,698
Frey, Ronald L			Cash Bonus	133,500	267,000	534,000
	9/6/2018		FY 2019 PSU				2,012	5,748	14,945				347,007
	9/6/2018		FY 2019 RSU							2,463			149,972
1.	In accordance with ASC 718, PSUs are deemed granted when the performance target is established. The amounts for the PSUs represent the grant date fair value of the fiscal 2019 PSUs, which were granted on September 6, 2018. The award date represents the date on which our compensation committee awarded the target number of PSUs to the NEOs when the date differs from the grant date.
2.	No payouts will be made if actual performance is below threshold level.
3.	The grant date fair value of the stock and option awards was determined in accordance with ASC 718.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS FOR FISCAL 2019

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities underlying unexercised options (#) (Exercisable)		Number of Securities underlying unexercised options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)[1]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[1]
Krzanich,	11/9/2018			147,405	[2]		50.77	11/9/2028
Brian M.	11/9/2018			152,068	[3]		50.77	11/9/2028
	11/9/2018											185,381	[11]	9,165,237
Tautges,	8/8/2017	6,230	[4]	18,690	[4]		62.03	8/8/2027
Joseph A.	8/8/2017								8,060	[6]	398,486
	8/8/2017											14,670	[10]	725,285
	9/6/2018								7,390	[7]	365,362
	9/6/2018											17,244	[11]	852,543
Shah, Mahesh	5/2/2019			22,288	[4]		55.35	5/2/2029
	5/2/2019								1,761	[7]	87,064
	5/2/2019								9,033	[8]	446,592
	5/2/2019											4,110	[11]	203,198
Flynn, Daniel P.	9/8/2016	5,395	[4]	5,396	[4]		58.75	9/8/2026
	9/8/2016	2,697	[5]	8,094	[5]		58.75	9/8/2026
	8/8/2017								4,030	[9]	199,243
	9/8/2016											5,957	[10]	294,514
	8/8/2017											8,060	[10]	398,486
	9/6/2018								2,956	[7]	146,145
	9/6/2018											6,897	[11]	340,988
Brunz, Lee J.	1/26/2012	1,447					20.24	1/26/2022
	1/25/2013	2,757					21.72	1/25/2023
	1/23/2014	3,860					28.76	1/23/2024
	1/20/2015	8,357					43.54	1/20/2025
	9/9/2015	7,171	[4]	2,391	[4]		50.80	9/9/2025
	9/8/2016	4,316	[4]	4,317	[4]		58.75	9/8/2026
	9/8/2016	2,158	[5]	6,475	[5]		58.75	9/8/2026
	8/8/2017								8,060	[6]	398,486
	9/8/2016											4,765	[10]	235,582
	9/6/2018								2,463	[7]	121,771
	9/6/2018											5,748	[11]	284,181
MacDonald,	9/8/2016	53,956	[4]	53,957	[4]		58.75	9/8/2026
Brian P.	9/8/2016	26,978	[5]	80,935	[5]		58.75	9/8/2026
	9/8/2016											59,574	[10]	2,945,339
Frey,	5/8/2017	2,388	[12]	7,164	[12]		61.79	5/8/2027
Ronald L.	5/8/2017											5,664	[10]	280,028
	9/6/2018								2,463	[7]				121,771
	9/6/2018											5,748	[11]	284,181
1.	Market value is based on the June 30, 2019, closing price of our common stock of $49.44 per share.
2.	The options vest in 1/3 increments on the first, second, and third anniversaries of the commencement date (11/7/2018).
3.	The options vest 100% on the third anniversary of the commencement date (11/7/2018) if the stock price performance goal is achieved.
4.	The options vest 25% on the first, second, third and fourth anniversaries of the grant date.
5.	The options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.
6.	Remaining restricted stock award that will vest in equal increments on the second and third anniversaries of the grant date.
7.	Reflects a restricted stock unit award that vests ratably on the first, second and third anniversaries of the grant date.
8.	Reflects a restricted stock unit award that vests 70% on the first anniversary of the grant date and 30% on the second anniversary of the grant date.
9.	Remaining restricted stock award that will vest on the second anniversary of the grant date.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

10.	Reflects fiscal 2018 PSUs that will cliff vest upon completion of the performance period July 1, 2017 - June 30, 2020 based on achievement of results. Granted to Messrs. Flynn and Brunz on September 8, 2016, Mr. Frey on May 7, 2017, and Mr. Tautges on August 8, 2017. Mr. Flynn received an additional grant of fiscal 2018 PSUs on August 8, 2017.
11.	Reflects fiscal 2019 PSUs that will cliff vest upon completion of the performance period July 1, 2018 - June 30, 2021 based on achievement of results. Granted to Messrs. Tautges, Flynn, Brunz, and Frey on September 6, 2018, to Mr. Krzanich on November 9, 2018, and to Mr. Shah on May 2, 2019.
12.	The options vest 25% on September 8 of 2018, 2019, 2020, and 2021.

OPTIONS EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2019

	Option Awards[1]		Stock Awards[2]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Krzanich, Brian M.	—	—	—	—
Tautges, Joseph A.	—	—	4,030	258,726
Shah, Mahesh	—	—	—	—
Flynn, Daniel P.	—	—	10,164	561,991
Brunz, Lee J.	—	—	4,906	242,553
MacDonald, Brian	—	—	128,004	6,298,138
Frey, Ronald L	—	—	2,067	102,192
1.	The value realized upon exercise is the difference between the market price of the shares of our common stock underlying the options when exercised and the applicable exercise price.
2.	Stock awards include vested time-based restricted stock, RSUs, and PSUs, and do not exclude shares withheld for taxes upon vesting. The fiscal 2017 PSUs vested on June 30, 2019, when the performance period ended and employee service was no longer required. The number of PSUs that vested on June 30, 2019 includes all dividend equivalents accumulated during the vesting period, and are adjusted by the overall performance result of 100% based on the achievement of the performance targets established at 133% of target for the three-year performance period, and adjusted for total shareholder return ranking of 75%. The value realized upon vesting is based on the market price of our common stock as of each vesting date; in the case of the fiscal 2017 PSUs, the value is based on the closing stock price of a share of our common stock on June 30, 2019, of $49.44.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2019

Name	Executive Contributions in 2019 ($)[1]	Registrant Contributions in 2019 ($)	Aggregate Earnings in 2019 ($)[2]	Aggregate Withdrawals/ Distributions in 2019 ($)	Aggregate Balance at June 30, 2019 ($)[3]
Krzanich, Brian M.	—	—	—	—	—
Tautges, Joseph A.	—	—	—	—	—
Shah, Mahesh	—	—	—	—	—
Flynn, Daniel P.	50,000	—	2,034	—	52,004
Brunz, Lee J.	196,800	—	131,073	—	1,519,958
MacDonald, Brian	—	—	—	—	—
Frey, Ronald L	—	—	—	—	—
1.	The contributions reflect the annual bonus amounts for fiscal 2018 that were payable in fiscal 2019 and were elected to be deferred by the NEOs as follows: (i) Mr. Flynn - $50,000; and (ii) Mr. Brunz - 100%. The contributions exclude the annual bonus amounts for fiscal 2019 that were payable in fiscal 2020 and were elected to be deferred by the NEOs as follows: (i) Mr. Flynn - 25%; and (ii) Mr. Brunz - 100%. These amounts were reported as compensation in the “Summary Compensation Table” for fiscal 2019, but are excluded from the table above due to the timing of the deferral election. For a more detailed description of our deferred compensation plan, see “Benefits” on page 41 of this proxy statement.
2.	The earnings amounts are not reported as compensation in fiscal 2019 in the “Summary Compensation Table” as they do not represent above-market or preferential earnings on deferred compensation. Participants in our deferred compensation plan may elect to invest in funds selected by the Company. Each participant deferred compensation account is credited daily with the applicable investment return.
3.	The portion of these amounts that were previously reported as compensation in the “Summary Compensation Table” is: (i) Mr. Flynn - $50,000; and (ii) Mr. Brunz - $835,320.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan for Corporate Officers

On September 30, 2014, the Board established a Change in Control Severance Plan for Corporate Officers, which was subsequently amended and restated effective September 9, 2015, August 9, 2016 and August 8, 2017 (as last amended and restated, the “CIC Plan”). As of June 30, 2019, there were 10 eligible participants in the CIC Plan, which provides for the following severance benefits upon a qualifying termination of employment without cause or for good reason during the two-year period following a change in control:

•	Cash Severance: Covered participants, including our NEOs, would receive a payment equal to 200% of their current total annual compensation (or in the case of our Chief Executive Officer, 250%). Current total annual compensation is defined as the sum of: (i) the greater of a participant’s highest annual salary during the fiscal year in which employment terminates and such participant’s highest rate of annual salary during the fiscal year immediately prior to the year of such termination; and (ii) 100% of the participant’s target annual cash bonus opportunity for the fiscal year in which the participant’s employment is terminated;
•	Prorated Bonus: A payment equal to a prorated portion of the participant’s target annual cash bonus opportunity for the fiscal year in which the participant’s qualifying termination occurs;
•	Continuation of Benefits: We will maintain and permit the participant to participate in certain benefit plans for up to 18 months (24 months for our Chief Executive Officer) and will share the costs of such benefit plans in the same proportion as are shared by then similarly situated employees to the extent permitted by law;
•	Stock Options: All unvested stock options held by the participant on the date of the qualifying termination shall become fully vested and exercisable;
•	Time-Based Restricted Shares and RSUs: Unvested time-based restricted shares and RSUs held by the participant on the date of the qualifying termination shall become fully vested; and
•	Performance-Based Awards: Outstanding unearned performance-based awards, whether settled in cash or shares of CDK Global stock, are earned: (i) taking into account actual performance for any performance goal for which the specific performance period has ended as of the date of the change in control; and (ii) deeming all other applicable performance goals achieved at the 100% target rate.

Participants must execute an effective release to obtain the benefits under the CIC Plan.

For purposes of the CIC Plan, “change in control” generally means the consummation of any of the following: (i) the acquisition of 35% or more of the total combined voting power of our then-outstanding securities; (ii) the merger, consolidation, or other business combination of CDK Global, subject to certain exceptions; (iii) the sale of all or substantially all of our assets, subject to certain exceptions; or (iv) the first day on which the majority of the Board cease to be continuing directors.

For purposes of the CIC Plan, “cause” generally means: (i) gross negligence or willful misconduct which is materially injurious to us, monetarily or otherwise; (ii) misappropriation or fraud with regard to us or our assets; (iii) conviction of, or the pleading of guilty or nolo contendere to a felony involving our assets or business; or (iv) willful and continued failure to substantially perform duties after written notice by the Board.

For purposes of the CIC Plan, “continuing directors” generally means as of any date of determination, any member of the Board who: (i) was a member of such Board as of August 9, 2016; or (ii) was nominated for election or elected to such Board with the approval of a majority of the continuing directors who were members of the Board at the time of such nomination or election.

For purposes of the CIC Plan, “good reason” generally means: (i) material diminution in the participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; (ii) reduction in the participant’s base compensation or failure to provide incentive compensation opportunities at least as favorable in

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

the aggregate as those provided immediately prior to the change in control; (iii) failure to provide employee benefits at least as favorable in the aggregate as those provided immediately prior to the change in control; or (iv) failure of any successor or assign of the Company to assume in writing the obligations under the plan.

CDK Global has the right to amend or terminate, in whole or in part, any or all of the provisions of the CIC Plan by action of the Board at any time; provided, that, during the two-year period following a change in control, the Company may not amend or terminate the CIC Plan in any manner adverse to participants, except to comply with changes in applicable laws that do not reduce the benefits and payments due in the event of a qualifying termination; and in no event shall any amendment reducing the benefits provided under the CIC Plan or any CIC Plan termination be effective until at least six months after the date of the applicable action by the Board, and in no event shall become effective if a Change in Control occurs during the six-month period.

If Mr. Krzanich becomes entitled to severance benefits under the CIC Plan, he will not be entitled to any severance benefits set forth in his employment agreement as described below.

The CIC Plan supplements, but does not replace, any change in control provision provided for in each applicable equity award agreement.

Corporate Officer Severance Plan

Effective February 2, 2016, the Board established the Corporate Officer Severance Plan, which was subsequently amended and restated effective September 7, 2017 (as amended and restated, the “Severance Plan”), for purposes of involuntary terminations other than for cause in the absence of a change in control. As of June 30, 2019, there were 10 eligible participants in the Severance Plan (each, an “Eligible Participant”). All NEOs except for Mr. Krzanich are Eligible Participants. In the event of Mr. Krzanich’s termination without “cause” or resignation with “good cause,” other than due to death or disability, he is entitled to the payments and benefits under his employment agreement as described below.

The Severance Plan provides for the following to each Eligible Participant who is involuntarily terminated by the Company without cause (other than during the two-year period following the occurrence of a change in control):

•	18 months of continued base salary;
•	A prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels;
•	Continued vesting of the Eligible Participant’s stock options during the period of continued base salary payments (the “Severance Period”), and the Eligible Participant will have 60 days following the termination of the Severance Period in which to exercise any vested stock options;
•	Continued vesting of all of the Eligible Participant’s other awards, including, time-based restricted shares, RSUs, and PSUs, during the Severance Period, and any performance-based vesting requirements will remain eligible to be satisfied based on actual achievement of the applicable performance goals during the performance period for each of the then-ongoing award programs;
•	The number of shares of stock (or cash, in the case of cash-settled awards) that the Eligible Participant would have been entitled to receive based on the actual achievement of the applicable performance goals in each of the then-ongoing programs, prorated to reflect the portion of the applicable performance period elapsed through the end of the Severance Period; and
•	We will pay each Eligible Participant a taxable monthly cash amount equal to our portion of the monthly cost to provide medical, dental, vision and basic life insurance plans to similarly situated active employees as of the date immediately prior to such Eligible Executive’s termination date until the earlier of: (i) the date that such Eligible Executive becomes eligible for participation in the respective medical, dental, vision and basic life insurance benefits plans of a subsequent employer; and (ii) twelve (12) months from the date of his or her termination to the extent permitted by law.

Eligible Participants must execute an effective release to obtain the benefits under the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Severance Plan defines “cause” as:

•	Failure to perform duties (other than due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of duties, to the extent not cured within 15 days following written notice;
•	Engaging in, or being about to engage in, conduct that is injurious to the Company or an affiliate;
•	Conviction of, or a plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty; or
•	The consistent failure to follow the lawful instructions of the Board or a direct superior, which failure amounts to an intentional and extended neglect of duties to the Company or an affiliate.

The severance payments potentially due to the Eligible Participants are payable solely pursuant to the terms of the Severance Plan (other than if benefits are payable pursuant to the CIC Plan).

Chief Executive Officer Employment Agreement

Mr. Krzanich is party to an employment agreement with the Company, the initial term of which began on November 5, 2018 and ends on November 7, 2021, unless earlier terminated.

Under the employment agreement, if Mr. Krzanich’s employment is terminated without “cause” or if Mr. Krzanich resigns with “good reason” (each as defined in the employment agreement), and other than due to death or disability, he will be entitled to receive the severance benefits that would be paid or provided to him pursuant to the Severance Plan, as in effect from time to time, as if he were an Eligible Participant in the Severance Plan, subject to the terms and conditions thereof; provided, that the cash severance benefit payable to him will equal 200% of his annual base salary then in effect, and the severance period thereunder will be the 24-month period following his termination.

As described above, Mr. Krzanich is a participant in the CIC Plan, and, in the event of a “change in control” of the Company and a subsequent qualifying termination, he will not be entitled to any payments or benefits under the employment agreement, and the CIC Plan will govern his rights to severance payments and benefits in connection with such termination.

Mr. Krzanich has agreed, while employed and for a period of 24 months thereafter, not to compete with the Company, not to solicit the Company’s customers, subscribers or suppliers as of the date of his termination of employment, and not to solicit or hire the Company’s employees or former employees within six months after the date they cease to be an employee of the Company. Mr. Krzanich has also agreed to be bound by customary covenants relating to confidentiality, non-disparagement, intellectual property and return of property.

Severance Benefits Payable to Messrs. MacDonald and Frey

Both Mr. MacDonald’s and Mr. Frey’s employment with the Company ended on June 30, 2019.

Mr. MacDonald

As described above under “Chief Executive Officer Transition,” a Transition Agreement governs the terms and conditions of severance payments and treatment of his outstanding equity awards. Pursuant to the Transition Agreement and consistent with the terms of his employment agreement, Mr. MacDonald will receive: (i) cash severance in the amount of $4,510,500 payable in equal installments during the 24-month severance period following June 30, 2019; and (ii) a taxable monthly cash payment of $1,039 during his period of COBRA continuation coverage. Both payments are subject to Mr. MacDonald’s ongoing compliance with the post-employment non-competition, non-solicitation, non-hire, nondisclosure and nondisparagement obligations described in his employment agreement. All equity awards held by Mr. MacDonald that remain unvested following June 30, 2019 were forfeited. Mr. MacDonald is not eligible for any additional severance as of June 30, 2019 under other Company programs.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Mr. Frey

The Severance Plan governs the terms and conditions of Mr. Frey’s severance payments and the treatment of his outstanding equity awards. Pursuant to the terms of the Severance Plan, Mr. Frey will receive: (i) cash severance in the aggregate amount of $667,500 payable in equal installments during the 18-month severance period following June 30, 2019; (ii) his fiscal 2019 bonus as disclosed in the Summary Compensation Table; (iii) a taxable monthly cash benefits subsidy payment of $1,079 for the 12-month period following June 30, 2019; and (iv) and continued vesting in his unvested equity awards during the 18-month severance period. The value of RSUs that will vest during the severance period is $81,180 as of June 30, 2019, and excludes the RSU accrued cash dividend value of $739. As of June 30, 2019, the market value of Mr. Frey’s fiscal 2018 and 2019 PSUs at target was $486,144. Mr. Frey’s severance benefits are subject to his ongoing compliance with the post-employment non-competition, non-solicitation, non-hire, nondisclosure and nondisparagement obligations described in his restrictive covenants agreement. Mr. Frey is not eligible for any additional severance as of June 30, 2019 under other Company programs.

Potential Payments upon Termination or Change in Control for Mr. Krzanich

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)	Retirement ($)
Termination Payment[1]	7,219,863	—	—	2,875,786	—
Stock Options[2]	—	—	—	—	—
Performance Stock Units[3]	9,246,269	9,246,269	9,246,269	9,246,269	—
Health Coverage[4]	27,041	—	—	13,521	—
Total	16,493,173	9,246,269	9,246,269	12,135,576	—
1.	The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $6,250,000 (calculated as 250% of the sum of (a) $1,000,000 (his highest rate of annual salary during fiscal 2019), and (b) $1,500,000 (his target annual cash bonus opportunity for fiscal 2019)); and (ii) a bonus payment equal to $969,863 (determined by multiplying his target annual cash bonus opportunity for fiscal 2019 by 236/365 (the fraction representing the number of days he was employed during the fiscal 2019)).

The Involuntary Termination Without Cause or Voluntary Resignation for Good Reason payment includes both: (i) a severance payment equal to $2,000,000 (calculated as 200% of his annual base salary in effect on June 30, 2019; and (ii) a pro-rata bonus payment equal to $875,786 (determined by multiplying his actual annual cash bonus earned for fiscal 2019 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels, by 236/365 (the fraction representing the number of days he was employed during the fiscal 2019)).

2.	The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2019, based on the closing stock price of a share of our common stock of $49.44 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2019, that will continue to vest during the 24-month severance period based on the closing stock price of a share of our common stock of $49.44 per share.
3.	The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2019. The amounts in the Death and Disability columns represent the value of vesting the outstanding PSUs that Mr. Krzanich (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2019, which represent the vesting of the target fiscal 2019 PSUs and dividend equivalents accumulated as of June 30, 2019.

The amount in the Involuntary Termination Without Cause or Voluntary Resignation for Good Reason column represents the value of the fiscal 2019 PSUs outstanding as of June 30, 2019, that will continue to vest during the 24-month severance period. The fiscal 2019 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2019, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2019, when the closing stock price of a share of our common stock was $49.44 per share.

4.	The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 24 months pursuant to the CIC Plan and the estimated cost to provide the cash benefit payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Tautges

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	2,992,000	—	—	1,511,232	—
Stock Options[2]	—	—	—	—	—
Restricted Stock[3]	398,486	—	—	398,486	—
Restricted Stock Units[3]	365,362	365,362	365,362	243,541	—
Performance Stock Units[4]	1,600,126	1,353,420	1,353,420	1,458,084	—
Health Coverage[5]	27,912	—	—	18,608	—
Total	5,383,886	1,718,782	1,718,782	3,629,951	—
1.	The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $2,448,000 (calculated as 200% of the sum of (a) $680,000 (his highest rate of annual salary during either fiscal 2019 or fiscal 2018 and (b) $544,000 (his target annual cash bonus opportunity for fiscal 2019)); and (ii) a bonus payment equal to $544,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $1,020,000 (calculated as 150% of his annual base salary in effect on June 30, 2019); and (ii) a bonus payment equal to $491,232 (his actual annual cash bonus earned for fiscal 2019 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).

2.	The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2019, based on the closing stock price of a share of our common stock of $49.44 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share.
3.	The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock and restricted stock unit (RSU) awards outstanding as of June 30, 2019, using the closing stock price of a share of our common stock of $49.44, and excludes the RSU accrued cash dividend value of $3,326. Restricted stock awards are forfeited upon termination for Death and Disability. The RSU awards would have full accelerated vesting as of the June 30, 2019 event date. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share, and excludes the RSU accrued cash dividend value of $2,217.
4.	The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2019. The amounts in the Death and Disability columns represent the value of prorated vesting of outstanding PSUs that Mr. Tautges (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2019, which represent the vesting of two-thirds of the target fiscal 2018 PSUs, 100% of the fiscal 2019 PSUs, and dividend equivalents accumulated as of June 30, 2019.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2018 and 2019 PSUs outstanding as of June 30, 2019, that will continue to vest during the 18-month severance period. The fiscal 2018 and 2019 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2019, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2019, when the closing stock price of a share of our common stock was $49.44 per share.

5.	The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Shah

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	2,280,000	—	—	1,020,000	—
Stock Options[2]	—	—	—	—	—
Restricted Stock Units[3]	533,655	533,655	533,655	341,630	—
Performance Stock Units[4]	203,792	203,792	203,792	170,123	—
Health Coverage[5]	27,734	—	—	18,489	—
Total	3,045,181	737,447	737,447	1,550,242	—
1.	The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $2,280,000 (calculated as 200% of the sum of (a) $600,000 (his highest rate of annual salary during fiscal 2019) and (b) $480,000 (his target annual cash bonus opportunity for fiscal 2019)); and (ii) a bonus payment equal to $120,000 included as part of his employment offer.

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $900,000 (calculated as 150% of his annual base salary in effect on June 30, 2019); and (ii) a bonus payment equal to $120,000 included as part of his employment offer.

2.	The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2019, based on the closing stock price of a share of our common stock of $49.44 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share.
3.	The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock unit (RSU) awards outstanding as of June 30, 2019, using the closing stock price of a share of our common stock of $49.44, and excludes the accrued cash dividend value of $1,619. These awards are fully accelerated upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested RSU awards as of June 30, 2019 that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share, and excludes the accrued cash dividend value of $1,079.
4.	The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2019. The amounts in the Death and Disability columns represent the value of vesting the outstanding PSUs that Mr. Shah (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2019, which represent 100% of the target fiscal 2019 PSUs and dividend equivalents accumulated as of June 30, 2019.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2019 PSUs outstanding as of June 30, 2019 that will continue to vest during the 18-month severance period. The fiscal 2019 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2019, since the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2019, when the closing stock price of a share of our common stock was $49.44 per share.

5.	The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Flynn

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	1,767,000	—	—	949,437	—
Stock Options[2]	—	—	—	—	—
Restricted Stock[3]	199,243	—	—	199,243	—
Restricted Stock Units[3]	146,145	146,145	146,145	97,397	—
Performance Stock Units[4]	1,053,814	817,144	817,144	997,007	—
Health Coverage[5]	19,743	—	—	13,162	—
Total	3,185,945	963,289	963,289	2,256,246	—
1.	The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $1,488,000 (calculated as 200% of the sum of (a) $465,000 (his highest rate of annual salary during either fiscal 2019 or fiscal 2018) and (b) $279,000 (his target annual cash bonus opportunity for fiscal 2019)); and (ii) a bonus payment equal to $279,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days she was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $697,500 (calculated as 150% of his annual base salary in effect on June 30, 2019); and (ii) a bonus payment equal to $251,937 (his actual annual cash bonus earned for fiscal 2019 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).

2.	The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2019, based on the closing stock price of a share of our common stock of $49.44 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share.
3.	The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock and restricted stock unit (RSU) awards outstanding as of June 30, 2019, using the closing stock price of a share of our common stock of $49.44, and excludes the RSU accrued cash dividend value of $1,330. Restricted stock awards are forfeited upon termination for Death and Disability, and RSU awards would have full accelerated vesting as of the June 30, 2019 event date. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share, and excludes the RSU accrued cash dividend value of $887.
4.	The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2019. The amounts in the Death and Disability columns represent the value of prorated vesting of outstanding PSUs that Mr. Flynn (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2019, which represent the vesting of two-thirds of the target fiscal 2018 PSUs, 100% of the fiscal 2019 PSUs, and dividend equivalents accumulated as of June 30, 2019.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2018 and 2019 PSUs outstanding as of June 30, 2019, that will continue to vest during the 18-month severance period. The fiscal 2018 and 2019 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2019, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2019, when the closing stock price of a share of our common stock was $49.44 per share.

5.	The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Brunz

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	1,577,000	—	—	847,347	—
Stock Options[2]	—	—	—	—	—
Restricted Stock[3]	398,486	—	—	398,486	—
Restricted Stock Units[3]	121,771	121,771	121,771	81,180	—
Performance Stock Units[4]	529,206	448,371	448,371	481,892	—
Health Coverage[5]	19,609	—	—	13,073	—
Total	2,646,072	570,142	570,142	1,821,978	—
1.	The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $1,328,000 (calculated as 200% of the sum of (a) $415,000 (his highest rate of annual salary during either fiscal 2019 or fiscal 2018) and (b) $249,000 (his target annual cash bonus opportunity for fiscal 2019)); and (ii) a bonus payment equal to $249,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $622,500 (calculated as 150% of his annual base salary in effect on June 30, 2019); and (ii) a bonus payment equal to $224,847 (his actual annual cash bonus earned for fiscal 2019 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).

2.	The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2019, based on the closing stock price of a share of our common stock of $49.44 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share.
3.	The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock and restricted stock unit (RSU) awards outstanding as of June 30, 2019, using the closing stock price of a share of our common stock of $49.44, and excludes the RSU accrued cash dividend value of $1,108. Restricted stock awards are forfeited upon termination for Death and Disability, and RSU awards would have full accelerated vesting as of the June 30, 2019 event date. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2019, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.44 per share, and excludes the RSU accrued cash dividend value of $739.
4.	The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2019. The amounts in the Death and Disability columns represent the value of prorated vesting of outstanding PSUs that Mr. Brunz (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2019, which represent the vesting of two-thirds of the target fiscal 2018 PSUs, 100% of the fiscal 2019 PSUs, and dividend equivalents accumulated as of June 30, 2019.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2018 and 2019 PSUs outstanding as of June 30, 2019, that will continue to vest during the 18-month severance period. The fiscal 2018 and 2019 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2019, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2019, when the closing stock price of a share of our common stock was $49.44 per share.

5.	The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

EQUITY COMPENSATION PLAN INFORMATION

As of June 30, 2019, our equity securities were authorized for issuance under the 2014 Plan. The 2014 Plan was originally adopted by the Board on September 30, 2014 and was approved by our stockholders on November 6, 2015. The 2014 Plan was amended on September 9, 2015 and January 18, 2017.

Plan category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column (#))
Equity compensation plans approved by stockholders	1,935,095	47.16	6,141,193
Equity compensation plans not approved by stockholders	—	—	—
Total	1,935,095	47.16	6,141,193

PAY RATIO DISCLOSURE

Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of Mr. Krzanich, our Chief Executive Officer, to the median of the annual total compensation of all of our employees (excluding Mr. Krzanich). We determined that Mr. Krzanich’s fiscal 2019 annual total compensation was $14,114,436, the median of the fiscal 2019 annual total compensation of all of our employees (excluding Mr. Krzanich) was $77,182, and the ratio of these amounts was 183 to 1. For purposes of calculating this ratio, the value of employer provided non-discriminatory health benefits was included in the annual total compensation of each of Mr. Krzanich and the median employee. The Company believes that the foregoing ratio is a reasonable estimate determined in accordance with SEC rules.

Under the SEC rules, companies may identify the median annual total compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare our ratio to the ratio of other companies. To identify our median employee, we began by considering each of the approximately 9,200 individuals employed by us worldwide on April 1, 2019. We then calculated the target total direct compensation (which we define as base salary or wages plus target cash bonus or commission and long-term incentive target) for each individual during fiscal 2019 to identify our median employee. To calculate the target total direct compensation for any employee that we paid in currency other than U.S. Dollars, we then applied the applicable currency conversions.

AUDIT COMMITTEE MATTERS

PROPOSAL 3: RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

The audit committee has appointed Deloitte, an independent registered public accounting firm, to audit our financial statements for fiscal 2020, and recommended to the Board that it approve that appointment. We are submitting the appointment by the audit committee to you for your ratification.

The Board recommends that the stockholders vote FOR the ratification of the appointment of Deloitte as our independent auditor.

INDEPENDENT ACCOUNTING FIRM INDEPENDENCE AND FEE PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The audit committee has retained Deloitte as our external audit firm since we became a stand-alone public company in 2014. In order to assure continuing external auditor independence, the audit committee periodically considers whether there should be a rotation of the audit firm. Based on its most recent evaluation of Deloitte, the members of the audit committee believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in our best interests and in the best interests of our stockholders.

The audit committee has adopted a policy requiring that all audit and non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee and all services provided to us by Deloitte in fiscal 2019 were pre-approved consistent with that policy. Our Independent Auditor may only perform non-prohibited, non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, our management must have determined that such specific non-prohibited, non-audit services can be best performed by our independent auditor based, for example, on their in-depth knowledge of our business, processes, and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on our independent auditor’s independence. All audit and non-audit services were pre-approved by the audit committee, and the audit committee is ultimately responsible for audit fee negotiations associated with the retention of Deloitte.

The audit committee’s audit approval policy provides for pre-approval of all audit and non-audit services that are specifically described on an annual basis to the audit committee. Audit-related and non-audit services are annually pre-approved up to a pre-established threshold. Any engagements that, individually or in the aggregate, are anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full audit committee at its next scheduled meeting.

The audit committee has also determined that Deloitte’s provision of services was compatible with maintaining Deloitte’s independence.

Representatives of Deloitte will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

If you do not ratify the appointment of Deloitte, the audit committee will reconsider its appointment, although in the event of reconsideration, the audit committee may determine that Deloitte should continue in its role. Even if you do ratify the appointment, the audit committee retains its discretion to reconsider its appointment if it believes that reconsideration is necessary in our best interests and in the best interests of our stockholders.

AUDIT COMMITTEE MATTERS

FEES OF INDEPENDENT ACCOUNTING FIRM

The following table summarizes the aggregate fees incurred to Deloitte for services rendered during fiscal 2019 and 2018.

Types of Fees (in thousands)	Fiscal 2019	Fiscal 2018
Audit Fees[1]	$4,244	$4,641
Audit Related Fees[2]	$278	$335
Tax Fees[3]	$50	$55
All Other Fees	—	—
1.	Represents the aggregate fees and expenses incurred for the audit of our consolidated and combined financial statements as of and for the fiscal years ended June 30, 2019 and 2018 and the reviews of the condensed consolidated and combined financial statements included in our Quarterly Reports on Form 10-Q during those fiscal years, services provided in connection with statutory and regulatory filings for the fiscal year, and consultations on technical matters. The fiscal 2018 amount includes $101,000 of audit fees billed after October 2, 2018, the date that our proxy statement for our 2018 Annual Meeting was filed with the SEC.
2.	Represents the aggregate fees incurred for audit and other services that are typically performed by auditors. The fiscal 2018 amount includes $1,000 of audit related fees billed after October 2, 2018, the date that our proxy statement for our 2018 Annual Meeting was filed with the SEC.
3.	Represents the aggregate fees incurred for tax compliance, consulting, and related services.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees the Company’s financial management, independent auditor and financial reporting procedures on behalf of the Board. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the audit committee discussed the propriety of the Company’s application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also reviewed and discussed the Company’s audited financial statements with Deloitte, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee reviewed Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for fiscal 2019 related to its audit of the consolidated financial statements and financial statement schedule.

The audit committee has discussed with Deloitte the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, Deloitte has provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and the audit committee discussed with Deloitte the firm’s independence, including the matters in those written disclosures. The audit committee also considered whether Deloitte’s provision of non-audit services to us and our affiliates and the fees and costs billed and expected to be billed by Deloitte for those services, is compatible with Deloitte’s independence. The audit committee has discussed with our internal auditors and with Deloitte, with and without management present, their respective evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

The audit committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during fiscal 2019. Based on its evaluation of Deloitte, the audit committee reappointed Deloitte as the Company’s independent registered public accounting firm for fiscal 2020.

Based on the considerations referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2019, for filing with the SEC.

Audit Committee of the Board
Frank S. Sowinski, Chair
Robert E. Radway
Stephen F. Schuckenbrock

OWNERSHIP OF AND TRADING IN OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of September 23, 2019 (the “Table Date”) with respect to the beneficial ownership of our common stock by: (i) all stockholders that are known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock; (ii) each director; (iii) each NEO, excluding Messrs. MacDonald and Mr. Frey; and (iv) all current directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table: (a) each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned; and (b) the address for each beneficial owner listed below is: c/o CDK Global, 1950 Hassell Road, Hoffman Estates, IL 60169.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[1]
5% Stockholders
Blackrock, Inc.[2]	14,995,613	12.35%
The Vanguard Group, Inc.[3]	11,604,130	9.56%

Management
Leslie A. Brun[4]	58,495	*
Willie A. Deese[4]	34,791	*
Amy J. Hillman[4]	41,926	*
Stephen A. Miles[5]	27,243	*
Robert E. Radway[4]	37,365	*
Stephen F. Schuckenbrock[5]	12,310	*
Frank S. Sowinski[4]	35,124	*
Eileen J. Voynick[5]	9,850	*
Brian Krzanich[6]	49,135	*
Joseph A. Tautges[7]	30,249	*
Mahesh Shah	—
Daniel P. Flynn[8]	27,402	*
Lee J. Brunz[9]	72,854	*
All current directors and executive officers as a group (15 persons)[10]	442,108	*
*	Represents less than 1% of the issued and outstanding shares of our common stock as of the Table Date. The number of shares outstanding, excluding treasury shares, of our common stock as of the Table Date was 121,406,146.
1.	The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Share amounts are rounded to the nearest whole number.
2.	Information is furnished in reliance on the Schedule 13G/A of Blackrock, Inc. (“Blackrock”) filed on January 24, 2019 and the Form 13F of BlackRock, Inc. filed on August 23, 2019. In such Schedule 13G/A filing, BlackRock lists its address as 55 East 52nd Street, New York, NY 10022, and indicates that it has sole voting power with respect to 12,741,796 shares of our common stock and sole dispositive power with respect to 13,575,235 shares of our common stock. In such Form 13F filings, BlackRock and certain of its subsidiaries indicate ownership of 14,995,613 shares of our common stock.

OWNERSHIP OF AND TRADING IN OUR STOCK

3.	Information is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”) filed on February 11, 2019 and the Form 13F of Vanguard filed on August 14, 2019. In such Schedule 13G/A filing, Vanguard lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has sole voting power with respect to 98,700 shares of our common stock, shared voting power with respect to 41,655 shares of our common stock, sole dispositive power with respect to 11,691,079 shares of our common stock, and shared dispositive power with respect to 137,961 shares of our common stock. In such Form 13F filing, Vanguard indicates ownership of 11,604,130 shares of our common stock.
4.	Includes 15,384 shares that may be acquired under stock options and 3,266 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days of the Table Date.
5.	Includes 3,266 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days of the Table Date.
6.	Includes 49,135 shares that may be acquired under stock options that will vest within 60 days of the Table Date.
7.	Includes 12,460 shares that may be acquired under stock options and 4,030 shares of unvested restricted stock for which Mr. Tautges has voting power but not investment power.
8.	Includes 13,489 shares that may be acquired under stock options.
9.	Includes 36,792 shares that may be acquired under stock options and 4,030 shares of unvested restricted stock for which Mr. Brunz has voting power but not investment power.
10.	Includes 200,811 shares that may be acquired under stock options, 8,060 shares of unvested restricted stock for which the owners have voting power but not investment power, and 75,263 options or units that will vest within 60 days of the Table Date. Excludes Mr. Flynn’s beneficial ownership due to his resignation as an executive officer on September 20, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, applicable to our officers, non-employee directors and beneficial owners were complied with during fiscal 2019.

DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

EXCHANGE ACT RULE 14A-8 PROPOSALS

If a stockholder intends to submit any proposal for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act the proposal must be received by our corporate secretary no later than June 12, 2020. To be eligible to submit such a proposal for inclusion in our proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of our shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting of stockholders. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which we are permitted to exclude proposals and other matters governed by such rules and regulations.

DIRECTOR NOMINATION FOR INCLUSION IN OUR PROXY MATERIALS (PROXY ACCESS)

A stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our amended and restated by-laws may nominate and include in our proxy materials director nominees constituting up to the greater of two director nominees or 20% of our Board. Written notice of a proxy access nomination for consideration at our 2020 Annual Meeting must be received no later than June 12, 2020 and no earlier than May 13, 2020.

DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

OTHER PROPOSALS AND NOMINATIONS

Apart from the requirements of Exchange Act Rule 14a-8 and our proxy access by-law that address the inclusion of stockholder proposals or stockholder nominees in our proxy materials, under our amended and restated by-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders.

We must receive the written notice of your intention to introduce a nomination or proposed item of business at our 2020 Annual Meeting:

•	no earlier than 120 days and no later than 90 days before the first anniversary of our 2019 Annual Meeting; or
•	in the event that date of such annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of our 2019 Annual Meeting, (i) no earlier than 120 days before such annual meeting and (ii) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure.

Assuming that our 2020 Annual Meeting is not advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of our 2019 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2020 Annual Meeting by August 23, 2020 and no earlier than July 24, 2020.

ADDITIONAL REQUIREMENTS

To be in proper form, a stockholder’s notice must also include the information specified in our amended and restated by-laws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, we may disregard such nomination or proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who may vote at the Annual Meeting?
A:
Holders of our common stock at the close of business on September 23, 2019 (the “Record Date”) may vote at the Annual Meeting. We refer to the holders of our common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the Annual Meeting, at our offices in Hoffman Estates, Illinois, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CDK2019 when you enter the 16-digit control number we have provided to you.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholders of Record. You are a stockholder of record or registered stockholder if, at the close of business on the Record Date, your shares were registered directly in your name with EQ Shareowner Services, our transfer agent.

Beneficial Owner. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals in this proxy statement, but not all. Please see the section titled What if I submit a proxy, but do not specify how my shares are to be voted? for additional information.

Q:	What do I need to do to attend the Annual Meeting on the Internet?
A:
We will be hosting the Annual Meeting via the Internet. It will be a completely virtual meeting. There will be no physical meeting locations. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CDK2019
•	We encourage you to access the Annual Meeting online up to 30 minutes prior to its start time
•	The Annual Meeting starts at 9:00 a.m. central time
•	Please have the 16-digit control number we have provided to you to join the Annual Meeting
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CDK2019
•	If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll). Technical support will be available starting at 7:30 a.m. central time on November 21, 2019 and will remain available until thirty minutes after the meeting has finished.
•	The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

•	If you wish to submit a question, you may do so in two ways. If you want to ask a question before the Annual Meeting, then beginning at 9:00 a.m. central time on November 18, 2019 and until 11:59 p.m. central time on November 20, 2019, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CDK2019, type your question into the “Ask a Question” field, and click “Submit.”
•	Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at investors.cdkglobal.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.
•	A replay of the Annual Meeting will be available for stockholders on our website through November 21, 2020
Q:	What is the effect of a broker non-vote?
A:
Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted as votes cast at the Annual Meeting. Therefore, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
We need a quorum of stockholders to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date is represented at the Annual Meeting either in person via the Internet or by proxy. On September 23, 2019, there were 121,406,146 shares of our common stock outstanding and entitled to vote (including 23,185 shares of outstanding unvested restricted stock granted pursuant to the 2014 Plan that are entitled to vote).

Your shares will be counted towards the quorum if you vote by mail, by telephone, or via the Internet either before or during the Annual Meeting. Abstentions and broker non-votes also will count towards the quorum requirement. If a quorum is not met, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to a later date.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	How many votes are needed to approve the proposals, and what is the effect of abstentions or withheld votes?
A:
On each matter to be voted upon, stockholders have one vote for each share of our common stock owned as of September 23, 2019. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of nine nominees named in the proxy statement as Directors, each for a term of one year	Majority of votes cast	None	None
2	An advisory vote to approve compensation of our named executive officers	Majority of shares present and entitled to vote	Against	None
3	Ratification of the appointment of our independent registered public accountants	Majority of shares present and entitled to vote	Against	None

If you are a stockholder of record and you returned a signed proxy card without marking any selections, your shares will be voted FOR each of the nominees listed in Proposal 1 and FOR the other proposals. If any other matter is properly presented at the Annual Meeting, Lee J. Brunz, as your proxyholder, will vote your shares using his best judgment.

If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the proxyholder may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the remaining nominees. If any substitute nominees are designated prior to the Annual Meeting, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. Alternatively, the Board may reduce the number of directors in accordance with the Company’s Amended and Restated By-laws.

Q:	May I revoke my proxy or change my vote?
A:	If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:
•	submitting a valid, later-dated proxy card or a later-dated vote in accordance with the voting instructions on the Notice of Internet Availability of Proxy Materials in a timely manner; or
•	giving written notice of such revocation to our corporate secretary prior to or at the Annual Meeting or by voting in person via the Internet at the Annual Meeting.

If your shares are held in “street name,” you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

Q:	Can I confirm that my vote was cast in accordance with my instructions?
A:
Stockholders of Record. Our stockholders have the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Vote confirmation is available 24 hours after your vote is received beginning on November 8, 2019, with the final vote tabulation available through January 22, 2020. You may confirm your vote whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 16-digit control number we have provided to you and receive confirmation on how your vote was cast.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Beneficial Owners. If you hold your shares through a bank or brokerage account, we are unable to distinguish between your vote and that of another stockholder beneficially holding shares through the same bank or broker, therefore the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Q:	What is “householding?”
A:
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and Annual Report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or by calling 1-866-540-7095, and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you hold your shares through a bank or brokerage account, information regarding householding of disclosure documents should have been forwarded to you by your bank or broker.

You can also contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Q:	Is my vote confidential?
A:
Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

Q:	Who will count the votes?
A:	We have retained independent inspectors of election who will count the shares voted including shares voted during the Annual Meeting and will certify the election results.
Q:	What happens if the Annual Meeting is adjourned or postponed?
A:
Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Q:	Who is paying for the costs of this proxy solicitation?
A:
Your proxy is being solicited by and on behalf of the Board. The expense of preparing, printing, and providing this proxy solicitation will be borne by us. Certain of our directors, officers, representatives, and employees may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from us for solicitation of proxies, but may be reimbursed by us for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees, and fiduciaries also will be reimbursed by us, as

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock. Copies of the proxy materials will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Q:	Where can I find the voting results of the Annual Meeting?
A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results, which are tallied by independent tabulators and certified by independent inspectors, will be published in our current report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

CDK Global

*ATTN: SECRETARY*
*1950 HASSELL RD*
*HOFFMAN ESTATES, ILLINOIS 60169*

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/CDK2019**

You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the Meeting.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E85589-P28306

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CDK GLOBAL, INC.**

**The Board of Directors recommends you vote FOR the listed nominees, and FOR Proposals 2 and 3.**

1. Election of Directors

**Nominees:**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. Leslie A. Brun | ☐ | ☐ | ☐ |
| 1b. Willie A. Deese | ☐ | ☐ | ☐ |
| 1c. Amy J. Hillman | ☐ | ☐ | ☐ |
| 1d. Brian M. Krzanich | ☐ | ☐ | ☐ |
| 1e. Stephen A. Miles | ☐ | ☐ | ☐ |
| 1f. Robert E. Radway | ☐ | ☐ | ☐ |
| 1g. Stephen F. Schuckenbrock | ☐ | ☐ | ☐ |
| 1h. Frank S. Sowinski | ☐ | ☐ | ☐ |
| 1i. Eileen J. Voynick | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory vote to approve the compensation of the Named Executive Officers. | ☐ | ☐ | ☐ |
| 3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending June 30, 2020. | ☐ | ☐ | ☐ |

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders:** The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E85590-P28306

## Proxy – CDK Global, Inc.

### Proxy Solicited by Board of Directors for Virtual Annual Meeting of Stockholders – November 21, 2019

The undersigned hereby appoints Lee J. Brunz as proxy with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the CDK Global, Inc. Virtual Annual Meeting of Stockholders to be held online at 9:00 a.m. Central Time on November 21, 2019 or at any postponement(s) or adjournment(s) thereof.

The proxy shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. **Unless a contrary direction is indicated, the proxy shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), and (b) "FOR" Proposals 2 and 3, each of which is set forth in the Proxy Statement.**

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**SEE REVERSE SIDE**

**(Continued and to be voted on reverse side)**

**SEE REVERSE SIDE**